South Florida South FloridaAtlanta Northern California Tampa Seattle Southern California EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION FOURTH QUARTER 2017

Table of Contents

Earnings Press Release 2
Consolidated Financial Statements 11
Schedule 1: Reconciliation of FFO, Core FFO, and AFFO 13
Schedule 2: Capital Structure Information 14
Schedule 3: Summary of Operating Information by Home Portfolio 17
Schedule 4: Same Store Operating Information — Invitation Homes 18
Schedule 5: Same Store Operating Information by Market — Invitation Homes 20
Schedule 6: History of Same Store Total Cost to Maintain — Invitation Homes 27
Schedule 7: Same Store Operating Information — Legacy Starwood Waypoint Homes 28
Schedule 8: Same Store Operating Information by Market — Legacy Starwood Waypoint Homes 30
Schedule 9: History of Same Store Total Cost to Maintain — Legacy Starwood Waypoint Homes 37
Schedule 10: Adjusted Property Management and G&A Reconciliation 38
Schedule 11: Acquisitions and Dispositions 39
Glossary and Reconciliations 40

Q4 2017 Earnings Release and Supplemental Information - page 1

Q4 2017 Earnings Release and Supplemental Information - page 2 Earnings Press Release Invitation Homes Reports Fourth Quarter and Full Year 2017 Results Dallas, TX, Feb. 21, 2018 — Invitation Homes Inc. (NYSE: INVH) ("Invitation Homes," "IH," or the "Company"), a leading owner and operator of single-family homes for lease in the United States, today announced its fourth quarter and full year 2017 financial and operating results. As previously announced, Invitation Homes completed its merger with Starwood Waypoint Homes ("Legacy SWH") on November 16, 2017. Information presented for the fourth quarter and full year 2017 includes the impact of the merger. Fourth Quarter 2017 and Full Year 2017 Highlights • In Q4 2017, total revenues increased 40.7% year-over-year to $330 million, and net loss attributable to common shareholders increased to $46 million. FY 2017 total revenues increased 14.3% to $1,054 million, and net loss attributable to common shareholders increased to $105 million. • IH Same Store revenue grew 4.8% year-over-year in Q4 2017 and 4.7% in FY 2017. Legacy SWH Same Store Core revenue grew 5.4% year-over-year in Q4 2017 and 4.8% in FY 2017. • IH Same Store NOI grew 9.3% year-over-year in Q4 2017 and 7.4% in FY 2017. Legacy SWH Same Store NOI grew 4.7% year-over-year in Q4 2017 and 6.4% in FY 2017, or 5.2% in Q4 2017 and 6.5% in FY 2017 when removing the impact of increased real estate taxes triggered by the Company's merger due to California's Proposition 13. • IH Same Store NOI margin was 66.1% in Q4 2017 and 64.0% in FY 2017. Legacy SWH Same Store NOI margin was 66.5% in Q4 2017 and 65.5% in FY 2017. • In February 2018, Invitation Homes closed a $917 million, seven-year (inclusive of extension options) mortgage loan with total cost of funds of LIBOR + 124 basis points. Net proceeds were used to repay in full all remaining 2019 secured maturities. Together with the previously announced November 2017 refinancing, total refinancing activity in Q4 2017 and February 2018 is expected to result in net annual interest expense savings of $9.1 million. Guidance Highlights Full Year 2018 Guidance Core FFO per share – diluted $1.13 - $1.21 AFFO per share – diluted $0.94 - $1.02 Same Store Core revenue growth 4 - 5% Same Store Core operating expense growth 2 - 3% Same Store NOI growth 5 - 6% • The Company has identified $45 - $50 million of annual run-rate cost synergies related to its merger with Starwood Waypoint Homes, and remains on track to realize 75% of those synergies on a run-rate basis by the end of 2018. Additional upside remains a possibility as best practices are implemented across the organization. Chief Executive Officer Fred Tuomi comments: "We are pleased that we finished an eventful 2017 stronger than expected, with 7.4% NOI growth in the Invitation Homes Same Store portfolio, and 6.4% NOI growth in the Legacy Starwood Waypoint Homes Same Store portfolio for the full year. Supply and demand fundamentals in our markets remain supportive, and consumers continue to choose the attractive housing option provided by our first-class resident service and high quality homes in desirable locations. Against this backdrop, we expect another year of outsized growth and margin expansion in 2018." "We are also excited after the close of our merger to enter 2018 as one combined company, leading the single-family rental sector with unparalleled quality of service, locations, scale, and operating efficiency. We continue to believe this merger creates significant value for both residents and shareholders, and we have a clearly defined integration plan in place to deliver that value. Our teams across the company are energized and intensely focused on execution in 2018, with respect to customer service, core operations, and integration. We are currently on track with our integration plan and remain confident in our ability to achieve the expected synergies."

invitation homes

Financial Results

Net Loss, FFO, Core FFO, and AFFO Per Share — Diluted

	Q4 2017	FY 2017
Net loss [(1)]	$ (0.11)	$ (0.26)
FFO [(2)]	0.13	0.50
Core FFO [(2)]	0.29	1.04
AFFO [(2)]	0.24	0.88

(1) No shares of common stock were outstanding prior to the close of the Company's initial public offering. As such, net loss per share for FY 2017 has been calculated based on operating results for the period from February 1, 2017 through December 31, 2017, and the weighted average number of shares outstanding during that same period, in accordance with GAAP. Also in accordance with GAAP, operating results and share count reflect the impact of the merger with Starwood Waypoint Homes from its close on November 16, 2017 through December 31, 2017.

(2) No shares of common stock or OP Units were outstanding prior to the close of the Company's initial public offering. For FY 2017, FFO, Core FFO, and AFFO per share have been calculated based on operating results for the full period from January 1, 2017 through December 31, 2017, and as if shares issued in connection with the IPO were issued on January 1, 2017. Additionally, operating results and weighted average shares and units outstanding reflect the impact of the merger with Starwood Waypoint Homes from its close on November 16, 2017 through December 31, 2017.

Net Loss

Net loss attributable to common shareholders for the three months ended December 31, 2017 was $46.0 million, an increase of $19.3 million from the prior year. The increase in net loss attributable to common shareholders was primarily due to higher operating expenses, partially offset by an increase in revenues, resulting from the Company's merger with Starwood Waypoint Homes. The increase in operating expenses included a $47.1 million increase in non-recurring expenses related to share-based compensation, IPO costs, merger costs, and severance, as well as a $5.5 million accrual for Hurricane Irma damage. Exclusive of these non-recurring items, net income (loss) attributable to common shareholders improved by $33.2 million from the prior year.

Net loss attributable to common shareholders for the twelve months ended December 31, 2017 was $105.3 million, an increase of $27.1 million from the prior year. The increase in net loss attributable to common shareholders was primarily due to higher operating expenses resulting from the Company's merger with Starwood Waypoint Homes, partially offset by an increase in revenues, lower interest expense, and higher gain on sale. The increase in operating expenses included a $105.8 million increase in non-recurring expenses related to share-based compensation, IPO costs, merger costs, and severance, as well as a $21.5 million accrual for Hurricane Irma damage. Exclusive of these non-recurring items, net income (loss) attributable to common shareholders improved by $100.2 million from the prior year. For details, see the Consolidated Statements of Operations in this press release.

Core FFO

Year-over-year, Core FFO for the three months ended December 31, 2017 increased $57.3 million to $120.3 million, primarily due to an increase in NOI, driven by higher home count from the Company's merger with Starwood Waypoint Homes and an increase in Invitation Homes Same Store NOI of 9.3%.

Core FFO for the twelve months ended December 31, 2017 increased $95.6 million to $351.1 million, primarily due to an increase in NOI, driven by higher home count from the Company's merger with Starwood Waypoint Homes and an increase in Invitation Homes Same Store NOI of 7.4%. For a reconciliation of net loss to Core FFO, see Schedule 1 of the Supplemental Financial Information.

AFFO

Year-over-year, AFFO for the three months ended December 31, 2017 increased $47.7 million to $100.1 million, primarily driven by the increase in Core FFO described above.

AFFO for the twelve months ended December 31, 2017 increased $89.0 million to $296.6 million, primarily driven by the increase in Core FFO described above. For a reconciliation of net loss to AFFO, see Schedule 1 of the Supplemental Financial Information.

Q4 2017 Earnings Release and Supplemental Information - page 3 invitationhomes

Operating Results — Invitation Homes

Note: All IH Same Store data follows Invitation Homes' metric definitions as they have been defined historically. Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.

Same Store Operating Results Snapshot — IH

Number of homes in Same Store portfolio:	42,689			
	Q4 2017	**Q4 2016**	**FY 2017**	**FY 2016**
Revenue growth (year-over-year)	4.8 %		4.7%	
Operating expense growth (year-over-year)	(2.6)%		0.5%	
NOI growth (year-over-year)	9.3 %		7.4%	
Core NOI margin	66.1 %	63.1%	64.0%	62.1%
Period average occupancy	95.6 %	95.4%	95.7%	96.1%
Turnover rate	7.4 %	7.4%	34.6%	34.9%
Rental rate growth (lease-over-lease):				
New leases	1.6 %	3.0%	3.4%	5.6%
Renewals	4.9 %	5.5%	5.1%	5.5%
Blended	3.6 %	4.4%	4.4%	5.5%

Same Store NOI

For the Same Store portfolio of 42,689 homes, fourth quarter 2017 Same Store NOI increased 9.3% year-over-year on Same Store revenue growth of 4.8% and a 2.6% decrease in Same Store operating expenses. As a result, Core NOI margin increased to 66.1% in the fourth quarter of 2017 from 63.1% in the fourth quarter of 2016.

FY 2017 Same Store NOI increased 7.4% year-over-year on Same Store revenue growth of 4.7% and Same Store operating expense growth of 0.5%. As a result, Core NOI margin increased to 64.0% in FY 2017 from 62.1% in FY 2016.

Same Store Revenues

Fourth quarter 2017 Same Store revenue growth of 4.8% was driven by a 3.8% increase in average monthly rent, a 0.2% increase in average occupancy to 95.6%, and a 20.5% increase in other property income.

FY 2017 Same Store revenue growth of 4.7% was driven by a 4.2% increase in average monthly rent and a 20.6% increase in other property income, partially offset by a 0.4% decline in average occupancy to 95.7%.

Same Store Operating Expenses

Fourth quarter 2017 Same Store operating expenses decreased 2.6% year-over-year, driven by 13.1% lower repairs and maintenance expense, 8.7% lower personnel expense, 10.9% lower leasing and marketing expense, and 6.2% lower turnover expense.

FY 2017 Same Store operating expenses increased 0.5% year-over-year, driven primarily by 5.3% higher property taxes. Insurance expense was lower by 11.0% year-over-year, and controllable expenses were 3.5% lower, driven by a 14.8% decline in personnel expense and an 11.8% decline in leasing and marketing expense.

Q4 2017 Earnings Release and Supplemental Information - page 4 invitation homes

Operating Results — Legacy Starwood Waypoint Homes

Note: Legacy SWH refers to the homes owned by Starwood Waypoint Homes prior to its merger with Invitation Homes. All Legacy SWH Same Store data follows Legacy SWH' metric definitions, and reflects results for the full three months of the quarters presented and full twelve months of the annual periods presented. Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.

Same Store Operating Results Snapshot — Legacy SWH

Number of homes in Same Store portfolio:	27,198			
	Q4 2017	**Q4 2016**	**FY 2017**	**FY 2016**
Core revenue growth (year-over-year) (1)	5.4%		4.8%	
Core operating expense growth (year-over-year) (1)	6.7%		1.8%	
NOI growth (year-over-year)	4.7%		6.4%	
Core NOI margin	66.5%	66.9%	65.5%	64.5%
Period end occupancy	95.2%	95.6%	95.2%	95.6%
Turnover rate	7.5%	7.5%	35.7%	34.8%
Rental rate growth (lease-over-lease):				
New leases	0.9%	1.7%	3.3%	3.6%
Renewals	4.7%	4.8%	4.9%	5.0%
Blended	3.3%	3.4%	4.3%	4.5%

(1) Core revenue growth and Core operating expense growth are depicted in the table above to exclude the impact of resident recoveries, including utility billing revenue and associated utility expenses resulting from Starwood Waypoint Homes' utility billing policy transition beginning in Q3 2016, whereby water, sewer, and trash services began being held in the Company's name during resident occupancy and billed back to the resident. Revenue growth before "Core" adjustments was 6.6% in 4Q17 and 6.0% in FY 2017, and operating expense growth before "Core" adjustments was 9.9% in 4Q17 and 5.4% in FY 2017.

Same Store NOI

For the Same Store portfolio of 27,198 homes, fourth quarter 2017 Same Store NOI increased 4.7% year-over-year on Same Store Core revenue growth of 5.4% and a 6.7% increase in Same Store Core operating expenses. As a result, Core NOI margin decreased to 66.5% in the fourth quarter of 2017 from 66.9% in the fourth quarter of 2016.

FY 2017 Same Store NOI increased 6.4% year-over-year on Same Store Core revenue growth of 4.8% and Same Store Core operating expense growth of 1.8%. As a result, Core NOI margin increased to 65.5% in FY 2017 from 64.5% in FY 2016.

Same Store Core Revenues

Fourth quarter 2017 Same Store Core revenue growth of 5.4% was driven by a 4.3% increase in period average monthly rent and lower bad debt and concessions, partially offset by a 0.2% decrease in period average occupancy to 95.0%.

FY 2017 Same Store Core revenue growth of 4.8% was driven by a 4.4% increase in period average monthly rent, and a 0.1% increase in period average occupancy to 95.1%.

Same Store Core Operating Expenses

Fourth quarter 2017 Same Store Core operating expenses increased 6.7% year-over-year, driven primarily by 11.8% higher property taxes. Excluding the impact of accruals for estimated reassessments triggered by the merger due to California's Proposition 13, Same Store Core operating expenses would have increased 5.8% year-over-year, resulting in Same Store NOI growth of 5.2%. Core controllable expenses were 3.2% higher year-over-year.

Q4 2017 Earnings Release and Supplemental Information - page 5

Q4 2017 Earnings Release and Supplemental Information - page 6 FY 2017 Same Store Core operating expenses increased 1.8% year-over-year, driven primarily by 6.8% higher property taxes. Excluding the impact of accruals for estimated reassessments triggered by the merger due to California's Proposition 13, Same Store Core operating expenses would have increased 1.6% year-over-year, resulting in Same Store NOI growth of 6.5%. HOA expenses were 6.0% lower, insurance expenses were 5.0% lower, and Core controllable expenses declined by 2.1%, driven by lower repairs & maintenance and turn costs and other expenses. Investment Management Activity Invitation Homes acquired 34,670 homes as a result of its merger with Starwood Waypoint Homes that closed on November 16, 2017. In addition to the homes acquired in the merger, Invitation Homes acquired 290 homes for $80.5 million in the fourth quarter of 2017, including estimated renovation costs, and sold 257 homes for gross proceeds of $57.9 million, resulting in total portfolio home count at December 31, 2017 of 82,570 homes. Update on Hurricane Impact As previously announced, Invitation Homes' and Starwood Waypoint Homes' portfolios experienced damage related to Hurricane Harvey and Hurricane Irma in the third quarter of 2017. Additional homes that experienced hurricane damage were identified in the fourth quarter. The Company has revised its estimate of total damages, and increased its casualty loss accrual by an incremental $5.5 million. Merger and Integration Update As previously announced, on November 16, 2017, Invitation Homes completed its merger with Starwood Waypoint Homes, bringing together the best practices, technology, and personnel from both firms to create the premier single-family rental company in the United States. Integration efforts are progressing well and remain on track. Current and prospective residents experienced a seamless transition and are already enjoying benefits including a new and improved resident website and further enhancements to the Company's unique ProCare service model. In addition, all corporate and field leadership personnel and key operating strategy decisions have been made. A plan has been put into place to roll out the unified operating strategy and platform to all markets over the next several quarters. In-line with its initial estimate, the Company has identified $45 million to $50 million of projected annual run-rate cost synergies, and expects to realize 75% of those synergies on a run-rate basis by the end of 2018. Furthemore, the Company believes there could be additional upside from the implementation of best practices across the organization. As of February 21, 2018, approximately $20 million of annualized run-rate synergy savings had been realized, which includes approximately $9 million of share-based compensation expense. Balance Sheet and Capital Markets Activity At December 31, 2017, the Company had $1,145 million in availability through a combination of unrestricted cash and undrawn capacity on its credit facility. The Company's total indebtedness at December 31, 2017 was $9,722 million, consisting of $7,612 million of secured debt and $2,110 million of unsecured debt. During the fourth quarter of 2017, as previously announced, the Company closed a seven-year (inclusive of extension options), floating rate securitization loan (IH 2017-2) with total principal amount of $865 million, of which the Company retained $43 million to comply with risk retention requirements. Total cost of funds for the loan was LIBOR + 150 basis points. Net proceeds were used to repay in full IH 2014-2 and IH 2014-3. The securitization transaction and associated repayments are expected to result in net annual interest expense savings of $4.9 million. Subsequent to year end, the Company closed a seven-year (inclusive of extension options), floating rate securitization loan (IH 2018-1) with principal amount of $917 million, of which the Company retained $46 million to comply with risk retention requirements. Total cost of funds for the loan is LIBOR + 124 basis points. Net proceeds were used to repay in full the Company's last remaining 2019 secured debt maturities, CAH 2014-1 and CAH 2014-2. The securitization transaction and associated repayments are expected to result in net annual interest expense savings of $4.2 million.

Q4 2017 Earnings Release and Supplemental Information - page 7 After giving effect to the IH 2018-1 securitization and associated repayment activity, weighted average years to maturity at December 31, 2017 would have been 4.7 years. 79% of debt would have been fixed rate or swapped to fixed rate, and the weighted average interest rate on total debt during the quarter would have been 3.33%. Dividend As previously announced on February 2, 2018, the Company's Board of Directors declared a quarterly cash dividend of $0.11 per common share and operating partnership ("OP") unit, representing a 38% increase from the prior quarterly dividend. The dividend will be paid on or before February 28, 2018 to shareholders and OP unit holders of record as of the close of business on February 13, 2018. Full Year 2018 Guidance Details 2018 Guidance FY 2018 Guidance Core FFO per share – diluted $1.13 - $1.21 AFFO per share – diluted $0.94 - $1.02 Same Store Core revenue growth 4 - 5% Same Store Core operating expense growth 2 - 3% Same Store NOI growth 5 - 6% 2018 Same Store Presentation In 2018, the presentation of Legacy SWH Same Store results will be discontinued. In order to provide what the Company believes to be the most relevant operating metrics in 2018, results will be reported for one Same Store pool, and the Same Store definition will be modified to include homes acquired via the Starwood Waypoint Homes merger that were stabilized within the Legacy SWH portfolio prior to October 1, 2016, in addition to homes acquired and stabilized by Invitation Homes prior to October 1, 2016. Merger Synergy Impact Guidance is inclusive of anticipated synergy savings resulting from Invitation Homes' merger with Starwood Waypoint Homes. Of identifiable total cost synergies of $45 to $50 million, the Company expects 75% to be realized on a run-rate basis by the end of 2018, consistent with initial expectations. The majority of synergies, including those impacting NOI, are expected to be realized after transitioning to one operating platform for the Company’s field and corporate teams, which the Company remains on track to complete later in the second half of 2018. As a result, the Company anticipates that synergy realization in 2018 will be almost entirely related to property management and G&A savings rather than NOI increases, and weighted towards the second half of the year. Synergies are expected to be more impactful to earnings growth in 2019 than in 2018, consistent with initial expectations.

Q4 2017 Earnings Release and Supplemental Information - page 8 Bridge from FY 2017 Results to FY 2018 Guidance ($ in millions, except per share amounts) Core FFO per share AFFO per share Low High Low High FY 2017 reported result $ 1.04 $ 1.04 $ 0.88 $ 0.88 Merger adjustment items: Change in shares outstanding (0.38) (0.38) (0.32) (0.32) Pre-merger Legacy SWH 2017 results 0.36 0.36 0.28 0.28 Changes in: Same Store NOI 0.08 0.10 0.08 0.10 Interest Expense 0.02 0.04 0.02 0.04 Recurring Capital Expenditures N/A N/A (0.01) (0.01) Synergies to PME and G&A 0.03 0.04 0.03 0.04 Other (0.02) 0.01 (0.02) 0.01 FY 2018 Guidance $ 1.13 $ 1.21 $ 0.94 $ 1.02 Note: The Company does not provide guidance for the most comparable GAAP financial measures of net loss, total revenues, and property operating and maintenance, or a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store revenue growth, Same Store operating expense growth, Same Store NOI growth, and Same Store Core NOI margin to the comparable GAAP financial measures because it is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance period.

Q4 2017 Earnings Release and Supplemental Information - page 9 Earnings Conference Call Information Invitation Homes has scheduled a conference call at 11:00 a.m. Eastern Time on Thursday, February 22, 2018 to discuss results for the three months and the year ended December 31, 2017. The domestic dial-in number is 1-888-317-6003, and the international dial-in number is 1-412-317-6061. The passcode is 8873589. An audio webcast may be accessed at www.invh.com. A replay of the call will be available through March 22, 2018, and can be accessed by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using the replay passcode 10116270, or by using the link at www.invh.com. Supplemental Information The full text of the Earnings Release and Supplemental Information referenced in this release are available on Invitation Homes' Investor Relations website at www.invh.com. Glossary & Reconciliations of Non-GAAP Financial Operating Measures Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States ("GAAP"). These measures are defined in the Glossary in the Supplemental Information and, as applicable, reconciled to the most comparable GAAP measures. About Invitation Homes Invitation Homes is a leading owner and operator of single-family homes for lease, offering residents high-quality homes across America. With more than 80,000 homes for lease in 17 markets across the country, Invitation Homes is meeting changing lifestyle demands by providing residents access to updated homes with features they value, such as close proximity to jobs and access to good schools. The Company's mission, "Together with you, we make a house a home," reflects its commitment to high-touch service that continuously enhances residents' living experiences and provides homes where individuals and families can thrive. Investor Relations Contact Greg Van Winkle Phone: 844.456.INVH (4684) Email: IR@InvitationHomes.com Media Relations Contact Claire Parker Phone: 202.257.2329 Email: Media@InvitationHomes.com Forward-Looking Statements This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which include, but are not limited to, statements related to the Company’s expectations regarding the anticipated benefits of the merger with Starwood Waypoint Homes, the performance of the Company’s business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks associated with achieving expected revenue synergies or cost savings, risks inherent to the single-family rental industry sector and the Company’s business model, macroeconomic factors beyond the Company’s control, competition in identifying and acquiring the Company’s properties, competition in the leasing market for quality residents, increasing property taxes, homeowners' association fees and insurance costs, the Company’s dependence on third parties for key services, risks related to evaluation of properties, poor resident selection and defaults and non-renewals by the Company’s residents, performance of the Company’s

Q4 2017 Earnings Release and Supplemental Information - page 10 information technology systems, and risks related to the Company’s indebtedness. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under (i) the section entitled "Part I-Item 1A. Risk Factors," of the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission (the "SEC") and (ii) the caption entitled "Risk Factors" in the Company's definitive joint proxy statement/information statement and prospectus filed with the SEC under Rule 424(b)(3), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at http://www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Q4 2017 Earnings Release and Supplemental Information - page 11 Consolidated Balance Sheets ($ in thousands, except shares and per share data) December 31, December 31, 2017 2016 (unaudited) Assets: Investments in single-family residential properties, net $ 17,312,264 $ 9,002,515 Cash and cash equivalents 179,878 198,119 Restricted cash 236,684 222,092 Goodwill 258,207 — Other assets, net 696,605 309,625 Total assets $ 18,683,638 $ 9,732,351 Liabilities: Mortgage loans, net $ 7,580,153 $ 5,254,738 Term loan facility, net 1,487,973 — Revolving facility 35,000 — Credit facilities, net — 2,315,541 Convertible senior notes, net 548,536 — Accounts payable and accrued expenses 193,413 88,052 Resident security deposits 146,689 86,513 Other liabilities 41,999 30,084 Total liabilities 10,033,763 7,774,928 Equity: Shareholders' equity Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding at December 31, 2017 — — Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 519,173,142 outstanding at December 31, 2017 5,192 — Additional paid-in-capital 8,602,603 — Accumulated deficit (157,595) — Accumulated other comprehensive income 47,885 — Total shareholders' equity 8,498,085 — Non-controlling interests 151,790 — Combined equity — 1,957,423 Total equity 8,649,875 1,957,423 Total liabilities and equity $ 18,683,638 $ 9,732,351

Q4 2017 Earnings Release and Supplemental Information - page 12 Consolidated Statements of Operations ($ in thousands, except per share amounts) Q4 2017 Q4 2016 FY 2017 FY 2016 (unaudited) (unaudited) (unaudited) Revenues: Rental revenues $ 310,946 $ 223,265 $ 994,921 $ 877,991 Other property income 19,008 11,286 59,535 44,596 Total revenues 329,954 234,551 1,054,456 922,587 Operating expenses: Property operating and maintenance 117,220 89,833 391,495 360,327 Property management expense 11,908 7,855 43,344 30,493 General and administrative 63,585 19,523 167,739 69,102 Depreciation and amortization 107,020 69,420 309,578 267,681 Impairment and other 7,611 2,565 24,093 4,207 Total operating expenses 307,344 189,196 936,249 731,810 Operating income 22,610 45,355 118,207 190,777 Other income (expenses): Interest expense (74,244) (76,883) (256,970) (286,048) Other, net (477) (533) (959) (1,558) Total other income (expenses) (74,721) (77,416) (257,929) (287,606) Loss from continuing operations (52,111) (32,061) (139,722) (96,829) Gain on sale of property, net of tax 5,657 5,412 33,896 18,590 Net loss (46,454) (26,649) (105,826) (78,239) Net loss attributable to non-controlling interests 489 — 489 — Net loss attributable to common shareholders $ (45,965) $ (26,649) $ (105,337) $ (78,239) February 1, 2017 through Q4 2017 December 31, 2017 (unaudited) (unaudited) Net loss available to common shareholders — basic and diluted $ (46,236) $ (89,073) Weighted average common shares outstanding — basic and diluted 415,276,026 339,423,442 Net loss per common share — basic and diluted $ (0.11) $ (0.26) Dividends declared per common share $ 0.08 $ 0.22 invitation homes

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO

($ in thousands, except per share amounts) (unaudited)

FFO Reconciliation	**Q4 2017**	**Q4 2016**	**FY 2017**	**FY 2016**
Net loss available to common shareholders	$ (46,236)	$ (26,649)	$ (105,952)	$ (78,239)
Net loss available to participating securities	271	—	615	—
Non-controlling interests	(489)	—	(489)	—
Depreciation and amortization on real estate assets	105,828	68,463	305,851	263,093
Impairment on depreciated real estate investments	675	687	2,231	2,282
Net gain on sale of previously depreciated investments in real estate	(5,657)	(5,412)	(33,896)	(18,590)
FFO	**$ 54,392**	**$ 37,089**	**$ 168,360**	**$ 168,546**

Core FFO Reconciliation	**Q4 2017**	**Q4 2016**	**FY 2017**	**FY 2016**
FFO	$ 54,392	$ 37,089	$ 168,360	$ 168,546
Noncash interest expense	5,762	17,921	29,506	59,402
Share-based compensation expense	16,739	(2,813)	81,203	10,210
IPO related expenses	—	8,898	8,287	12,979
Merger and transaction-related expenses	24,858	—	29,802	—
Severance expense	11,631	78	12,048	2,363
Casualty losses, net	6,936	1,878	21,862	1,925
Acquisition costs	—	8	—	50
Core FFO	**$ 120,318**	**$ 63,059**	**$ 351,068**	**$ 255,475**

AFFO Reconciliation	**Q4 2017**	**Q4 2016**	**FY 2017**	**FY 2016**
Core FFO	$ 120,318	$ 63,059	$ 351,068	$ 255,475
Recurring capital expenditures	(20,198)	(10,646)	(54,423)	(47,877)
AFFO	**$ 100,120**	**$ 52,413**	**$ 296,645**	**$ 207,598**

	Q4 2017	Q4 2016	FY 2017	FY 2016
Weighted average shares and units outstanding — diluted [(1)]	421,443,717		338,933,198	
FFO per share — diluted [(1)]	**$ 0.13**		**$ 0.50**	
Core FFO per share — diluted [(1)]	**$ 0.29**		**$ 1.04**	
AFFO per share — diluted [(1)]	**$ 0.24**		**$ 0.88**	

(1) No shares of common stock or OP Units were outstanding prior to the close of the Company's initial public offering. For FY 2017, FFO, Core FFO, and AFFO per share have been calculated based on operating results for the full period from January 1, 2017 through December 31, 2017, and as if shares issued in connection with the IPO were issued on January 1, 2017. Additionally, operating results and weighted average shares and units outstanding reflect the impact of the merger with Starwood Waypoint Homes from its close on November 16, 2017 through December 31, 2017.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively.

Q4 2017 Earnings Release and Supplemental Information - page 13

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively. Q4 2017 Earnings Release and Supplemental Information - page 14 Supplemental Schedule 2(a) Diluted Shares Outstanding (unaudited) Weighted Average Amounts for Net Loss (1) Q4 2017 FY 2017 Total common shares — diluted 415,276,026 339,423,442 Weighted average amounts for FFO, Core FFO, and AFFO (2) Q4 2017 FY 2017 Common shares — diluted 416,722,909 337,743,296 OP units 4,720,808 1,189,902 Total common shares and units — diluted 421,443,717 338,933,198 Period end amounts for FFO, Core FFO, and AFFO Dec. 31, 2017 Common shares — diluted 520,836,542 OP units 9,441,615 Total common shares and units — diluted 530,278,157 (1) No shares of common stock were outstanding prior to the close of the Company's initial public offering. As such, FY 2017 weighted average shares outstanding for net loss are for the period February 1, 2017 through December 31, 2017, in accordance with GAAP. (2) No shares of common stock or OP Units were outstanding prior to the close of the Company's initial public offering. As such, FY 2017 weighted average shares and units outstanding for FFO, Core FFO, and AFFO are calculated as if shares issued in connection with the IPO were issued on January 1, 2017. Additionally, weighted average shares and units outstanding reflect the impact of the merger with Starwood Waypoint Homes from its close on November 16, 2017 through December 31, 2017.

invitation homes

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — December 31, 2017

($ in thousands) (unaudited)

Debt Structure	Balance	% of Total	Wtd Avg Interest Rate (1)(2)	Wtd Avg Years to Maturity (2)
Secured:				
Fixed	$ 999,798	10.3 %	4.2 %	9.4
Floating — swapped to fixed	4,620,000	47.5 %	3.3 %	2.6
Floating	1,991,775	20.5 %	2.9 %	5.4
Total secured	7,611,573	78.3 %	3.3 %	4.2
Unsecured:				
Fixed (Convertible)	575,000	5.9 %	3.3 %	3.0
Floating — swapped to fixed	1,500,000	15.4 %	3.7 %	4.1
Floating	35,000	0.4 %	3.3 %	4.1
Total unsecured	2,110,000	21.7 %	3.6 %	3.8
Total Debt:				
Fixed + floating swapped to fixed	7,694,798	79.2 %	3.5 %	3.8
Floating	2,026,775	20.8 %	2.9 %	5.3
Total debt	9,721,573	100.0 %	3.4 %	4.1
Unamortized discounts on notes payable	(29,809)			
Deferred financing costs	(40,102)			
Total Debt per Balance Sheet	**9,651,662**			
Retained and repurchased certificates	(381,890)			
Cash, ex-security deposits (3)	(269,464)			
Deferred financing costs	40,102			
Unamortized discounts on notes payable	29,809			
Net debt	**$ 9,070,219**			

Leverage Ratios	Q4 2017
Fixed charge coverage ratio	2.8x
Net debt / annualized Adjusted EBITDA	9.5x

(1) Includes impact of interest rate swaps.

(2) Numbers in this table do not take into account the impact of the IH 2018-1 securitization loan and repayments of the CAH 2014-1 and CAH 2014-2 securitization loans in February 2018. On a basis that gives effect to these transactions, weighted average interest rate would have been 3.3%, and weighted average years to maturity would have been 4.7 years.

(3) Represents cash and cash equivalents and the non-security deposit portion of restricted cash.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively.

Q4 2017 Earnings Release and Supplemental Information - page 15

Supplemental Schedule 2(c)

Debt Maturity Schedule — December 31, 2017 [(1)]

($ in thousands) (unaudited)

Debt Maturities, with Extensions [(2)]	Secured Debt	Unsecured Debt	Revolving Credit Facility	Balance	% of Total	Wtd Avg Interest Rate [(3)]
2018	$ —	$ —	$ —	$ —	—%	—%
2019	858,785	230,000	—	1,088,785	11.2%	2.7%
2020	2,978,491	—	—	2,978,491	30.6%	3.5%
2021	1,141,332	—	—	1,141,332	11.7%	2.9%
2022	—	1,845,000	35,000	1,880,000	19.4%	3.6%
2023	769,754	—	—	769,754	7.9%	3.1%
2024	863,413	—	—	863,413	8.9%	3.1%
2025	—	—	—	—	—%	—%
2026	—	—	—	—	—%	—%
2027	999,798	—	—	999,798	10.3%	4.2%
	7,611,573	2,075,000	35,000	9,721,573	100.0%	3.4%
Unamortized discounts on notes payable	(3,345)	(26,464)	—	(29,809)		
Deferred financing costs	(28,075)	(12,027)	—	(40,102)		
Total per Balance Sheet	**$ 7,580,153**	**$ 2,036,509**	**$ 35,000**	**$ 9,651,662**		

(1) Numbers in this table do not take into account the impact of the IH 2018-1 securitization loan and associated repayments of CAH 2014-1 and CAH 2014-2 in February 2018, which eliminated the entire $858,785 of secured debt maturing in 2019.

(2) Assumes all extension options are exercised.

(3) Includes impact of interest rate swaps.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively.

Q4 2017 Earnings Release and Supplemental Information - page 16 invitation homes

Supplemental Schedule 3

Summary of Property Operations by Home Portfolio

($ in thousands) (unaudited)

Number of Homes, period-end	Dec. 31, 2017
IH Same Store portfolio	42,689
Legacy SWH Same Store portfolio	27,198
Non-Same Store portfolio	12,683
Total	**82,570**

Total Portfolio	Q4 2017	Q4 2016	Change YoY	FY 2017	FY 2016	Change YoY
Revenues	$ 329,954	$ 234,551	40.7 %	$ 1,054,456	$ 922,587	14.3 %
Operating expenses	117,220	89,833	30.5 %	391,495	360,327	8.6 %
Net Operating Income	**$ 212,734**	**$ 144,718**	**47.0 %**	**$ 662,961**	**$ 562,260**	**17.9%**

IH Same Store portfolio	Q4 2017	Q4 2016	Change YoY	FY 2017	FY 2016	Change YoY
Revenues	$ 221,285	$ 211,080	4.8 %	$ 874,720	$ 835,197	4.7 %
Operating expenses	77,500	79,570	(2.6)%	324,125	322,672	0.5 %
Net Operating Income	**$ 143,785**	**$ 131,510**	**9.3 %**	**$ 550,595**	**$ 512,525**	**7.4%**

Legacy SWH Same Store portfolio (1)	Q4 2017	Q4 2016	Change YoY	FY 2017	FY 2016	Change YoY
Revenues	$ 137,075	$ 128,578	6.6 %	$ 536,981	$ 506,550	6.0 %
Operating expenses	51,312	46,702	9.9 %	204,595	194,148	5.4 %
Net Operating Income	**$ 85,763**	**$ 81,876**	**4.7 %**	**$ 332,386**	**$ 312,402**	**6.4%**

(1) Revenue and operating expense numbers depicted in this table include the impact of resident recoveries, including utility expenses and associated utility billing revenue resulting from Starwood Waypoint Homes' utility billing policy transition beginning in Q3 2016, whereby water, sewer, and trash services are held in the Company's name during resident occupancy and billed back to the resident. Core revenue and Core operating expense growth numbers adjust for resident recoveries, including the impact of this billing policy transition, and are presented in Supplemental Schedule 7(a).

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively.

Q4 2017 Earnings Release and Supplemental Information - page 17

Supplemental Schedule 4(a) — Invitation Homes

Same Store Portfolio Operating Detail — IH								
($ in thousands) (unaudited)								
	Q4 2017	Q4 2016	Change YoY	Q3 2017	Change Seq	FY 2017	FY 2016	Change YoY
Revenues:								
Rental revenues	$209,079	$200,948	4.0 %	$207,208	0.9 %	$ 826,187	$ 794,955	3.9 %
Other property income	12,206	10,132	20.5 %	12,731	(4.1)%	48,533	40,242	20.6 %
Total revenues	**221,285**	**211,080**	**4.8 %**	**219,939**	**0.6 %**	**874,720**	**835,197**	**4.7 %**
Less: Resident recoveries (1)	(3,640)	(2,510)	45.0 %	(3,936)	(7.5)%	(14,886)	(9,899)	50.4 %
Core revenues	**217,645**	**208,570**	**4.4 %**	**216,003**	**0.8 %**	**859,834**	**825,298**	**4.2 %**
Fixed Expenses:								
Property taxes	35,330	35,161	0.5 %	36,896	(4.2)%	146,165	138,854	5.3 %
Insurance expenses	4,273	4,212	1.4 %	4,091	4.4 %	16,722	18,787	(11.0)%
HOA expenses	5,309	5,021	5.7 %	5,349	(0.7)%	21,396	20,102	6.4 %
Controllable Expenses:								
Repairs and maintenance	8,224	9,468	(13.1)%	11,550	(28.8)%	38,780	37,910	2.3 %
Personnel	9,537	10,441	(8.7)%	9,595	(0.6)%	38,013	44,595	(14.8)%
Turnover	4,981	5,312	(6.2)%	6,787	(26.6)%	24,450	24,440	— %
Utilities	4,318	4,048	6.7 %	4,830	(10.6)%	17,698	15,659	13.0 %
Leasing and marketing (2)	3,548	3,980	(10.9)%	3,542	0.2 %	14,113	15,993	(11.8)%
Property administrative	1,980	1,927	2.8 %	1,756	12.8 %	6,788	6,332	7.2 %
Property operating and maintenance expenses	**77,500**	**79,570**	**(2.6)%**	**84,396**	**(8.2)%**	**324,125**	**322,672**	**0.5 %**
Less: Resident recoveries (1)	(3,640)	(2,510)	45.0 %	(3,936)	(7.5)%	(14,886)	(9,899)	50.4 %
Core operating expenses	**73,860**	**77,060**	**(4.2)%**	**80,460**	**(8.2)%**	**309,239**	**312,773**	**(1.1)%**
Net Operating Income	**$143,785**	**$131,510**	**9.3 %**	**$135,543**	**6.1 %**	**$ 550,595**	**$ 512,525**	**7.4 %**
Core NOI margin	66.1%	63.1%		62.8%		64.0%	62.1%	

(1) Q4 2017 and FY 2017 resident recoveries include both utility cost recoveries and move-out cost recoveries. Q4 2016 and FY 2016 resident recoveries include only utility cost recoveries, as move out cost recoveries were not tracked until the beginning of 2017. Same store utility cost recoveries were $2,509 in Q4 2017 and $7,413 in FY 2017, versus $2,535 in Q4 2016 and $7,403 in FY 2016.

(2) Same Store leasing and marketing expense includes amortization of leasing commissions of $2,712, $2,842, $2,724, $8,130, and $9,355 for Q4 2017, Q4 2016, Q3 2017, FY 2017, and FY 2016, respectively.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively.

Q4 2017 Earnings Release and Supplemental Information - page 18

Supplemental Schedule 4(b) — Invitation Homes

Same Store Quarterly Operating Trends — IH

(unaudited)

	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016
Period average occupancy	95.6%	95.4%	96.0%	95.9%	95.4%
Turnover rate	7.4%	9.5%	9.7%	7.9%	7.4%
Trailing four quarters turnover rate	34.6%	34.6%	35.0%	35.0%	34.9%
Average monthly rent (period average)	$ 1,719	$ 1,706	$ 1,686	$ 1,667	$ 1,656
Rental rate growth (lease-over-lease):					
New leases	1.6%	3.4%	5.1%	3.3%	3.0%
Renewals	4.9%	5.0%	5.1%	5.3%	5.5%
Blended	3.6%	4.3%	5.1%	4.5%	4.4%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively.

Q4 2017 Earnings Release and Supplemental Information - page 19

Supplemental Schedule 5(a) — Invitation Homes

Same Store Revenue Growth Summary, YoY Quarter — IH

($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent (1)			Occupancy (Period Average) (1)			Total Revenue		
YoY, Q4 2017	**# Homes**	**Q4 2017**	**Q4 2016**	**Change**	**Q4 2017**	**Q4 2016**	**Change**	**Q4 2017**	**Q4 2016**	**Change**
Western United States:										
Southern California	4,104	$ 2,293	$ 2,172	5.6%	96.7%	96.5%	0.2 %	$ 28,083	$ 26,251	7.0%
Northern California	2,427	1,804	1,692	6.6%	96.5%	97.6%	(1.1)%	14,167	13,365	6.0%
Seattle	2,762	1,997	1,877	6.4%	95.4%	95.9%	(0.5)%	17,652	16,490	7.0%
Phoenix	4,582	1,204	1,139	5.7%	96.5%	95.6%	0.9 %	17,302	16,208	6.7%
Las Vegas	868	1,488	1,430	4.1%	96.4%	95.7%	0.7 %	3,992	3,777	5.7%
Western US Subtotal	14,743	1,771	1,674	5.8%	96.3%	96.2%	0.1 %	81,196	76,091	6.7%
Florida:										
South Florida	5,182	2,215	2,162	2.5%	93.8%	94.5%	(0.7)%	33,360	32,364	3.1%
Tampa	4,458	1,606	1,556	3.2%	94.7%	95.4%	(0.7)%	21,356	20,761	2.9%
Orlando	3,281	1,543	1,471	4.9%	96.8%	96.4%	0.4 %	15,394	14,482	6.3%
Jacksonville	1,861	1,591	1,555	2.3%	95.0%	93.2%	1.8 %	8,897	8,431	5.5%
Florida Subtotal	14,782	1,801	1,748	3.0%	94.9%	95.0%	(0.1)%	79,007	76,038	3.9%
Southeast United States:										
Atlanta	6,493	1,416	1,370	3.4%	95.8%	96.1%	(0.3)%	27,443	26,337	4.2%
Charlotte	2,716	1,376	1,344	2.4%	95.6%	94.2%	1.4 %	11,095	10,643	4.2%
Southeast US Subtotal	9,209	1,404	1,362	3.1%	95.7%	95.5%	0.2 %	38,538	36,980	4.2%
Midwest United States:										
Chicago	2,787	2,021	2,013	0.4%	94.7%	92.8%	1.9 %	16,149	15,834	2.0%
Minneapolis	1,168	1,791	1,742	2.8%	94.9%	94.9%	— %	6,395	6,137	4.2%
Midwest US Subtotal	3,955	1,953	1,932	1.1%	94.8%	93.4%	1.4 %	22,544	21,971	2.6%
Same Store Total / Average	**42,689**	**$ 1,719**	**$ 1,656**	**3.8%**	**95.6%**	**95.4%**	**0.2 %**	**$ 221,285**	**$ 211,080**	**4.8%**

(1) For the IH Same Store pool, average monthly rent and occupancy are presented in the above table on a period average basis. Period end average monthly rent was $1,725 and $1,662, and period end occupancy was 95.9% and 95.9%, for Q4 2017 and Q4 2016, respectively.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively.

Q4 2017 Earnings Release and Supplemental Information - page 20 invitation homes

Supplemental Schedule 5(a) — Invitation Homes (Continued)

Same Store Revenue Growth Summary — Sequential Quarter — IH

($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent (1)			Occupancy (Period Average) (1)			Total Revenue		
Seq, Q4 2017	**# Homes**	**Q4 2017**	**Q3 2017**	**Change**	**Q4 2017**	**Q3 2017**	**Change**	**Q4 2017**	**Q3 2017**	**Change**
Western United States:										
Southern California	4,104	$ 2,293	$ 2,270	1.0 %	96.7%	96.6%	0.1 %	$ 28,083	$ 27,791	1.1 %
Northern California	2,427	1,804	1,776	1.6 %	96.5%	96.3%	0.2 %	14,167	13,952	1.5 %
Seattle	2,762	1,997	1,974	1.2 %	95.4%	95.7%	(0.3)%	17,652	17,537	0.7 %
Phoenix	4,582	1,204	1,189	1.3 %	96.5%	95.4%	1.1 %	17,302	17,009	1.7 %
Las Vegas	868	1,488	1,474	0.9 %	96.4%	96.9%	(0.5)%	3,992	3,987	0.1 %
Western US Subtotal	14,743	1,771	1,752	1.1 %	96.3%	96.0%	0.3 %	81,196	80,276	1.1 %
Florida:										
South Florida	5,182	2,215	2,206	0.4 %	93.8%	93.7%	0.1 %	33,360	33,161	0.6 %
Tampa	4,458	1,606	1,595	0.7 %	94.7%	94.8%	(0.1)%	21,356	21,299	0.3 %
Orlando	3,281	1,543	1,526	1.1 %	96.8%	96.6%	0.2 %	15,394	15,268	0.8 %
Jacksonville	1,861	1,591	1,581	0.6 %	95.0%	95.1%	(0.1)%	8,897	8,849	0.5 %
Florida Subtotal	14,782	1,801	1,789	0.7 %	94.9%	94.9%	— %	79,007	78,577	0.5 %
Southeast United States:										
Atlanta	6,493	1,416	1,403	0.9 %	95.8%	95.7%	0.1 %	27,443	27,320	0.5 %
Charlotte	2,716	1,376	1,371	0.4 %	95.6%	95.3%	0.3 %	11,095	11,079	0.1 %
Southeast US Subtotal	9,209	1,404	1,394	0.7 %	95.7%	95.6%	0.1 %	38,538	38,399	0.4 %
Midwest United States:										
Chicago	2,787	2,021	2,028	(0.3)%	94.7%	94.4%	0.3 %	16,149	16,282	(0.8)%
Minneapolis	1,168	1,791	1,783	0.4 %	94.9%	95.1%	(0.2)%	6,395	6,405	(0.2)%
Midwest US Subtotal	3,955	1,953	1,956	(0.2)%	94.8%	94.6%	0.2 %	22,544	22,687	(0.6)%
Same Store Total / Average	**42,689**	**$ 1,719**	**$ 1,706**	**0.8 %**	**95.6%**	**95.4%**	**0.2 %**	**$ 221,285**	**$ 219,939**	**0.6 %**

(1) For the IH Same Store pool, average monthly rent and occupancy are presented in the above table on a period average basis. Period end average monthly rent was $1,725 and $1,714, and period end occupancy was 95.9% and 95.9%, for Q4 2017 and Q3 2017, respectively.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively.

Q4 2017 Earnings Release and Supplemental Information - page 21 invitation homes

Supplemental Schedule 5(a) — Invitation Homes (Continued)

Same Store Revenue Growth Summary, YoY Full Year — IH

($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent [1]			Occupancy (Period Average) [1]			Total Revenue		
YoY, FY 2017	**# Homes**	**FY 2017**	**FY 2016**	**Change**	**FY 2017**	**FY 2016**	**Change**	**FY 2017**	**FY 2016**	**Change**
Western United States:										
Southern California	4,104	$ 2,247	$ 2,130	5.5%	96.4%	96.6%	(0.2)%	$ 109,542	$ 103,350	6.0%
Northern California	2,427	1,758	1,646	6.8%	96.9%	97.7%	(0.8)%	55,474	51,904	6.9%
Seattle	2,762	1,955	1,831	6.8%	96.1%	96.5%	(0.4)%	69,622	64,965	7.2%
Phoenix	4,582	1,178	1,112	5.9%	96.3%	96.8%	(0.5)%	67,939	64,017	6.1%
Las Vegas	868	1,464	1,409	3.9%	96.3%	96.0%	0.3 %	15,724	14,942	5.2%
Western US Subtotal	14,743	1,734	1,635	6.1%	96.4%	96.8%	(0.4)%	318,301	299,178	6.4%
Florida:										
South Florida	5,182	2,196	2,127	3.2%	94.2%	95.5%	(1.3)%	132,521	128,851	2.8%
Tampa	4,458	1,587	1,533	3.5%	95.3%	96.0%	(0.7)%	84,997	81,871	3.8%
Orlando	3,281	1,515	1,445	4.8%	96.8%	96.8%	— %	60,647	57,316	5.8%
Jacksonville	1,861	1,574	1,540	2.2%	94.9%	95.0%	(0.1)%	35,131	33,920	3.6%
Florida Subtotal	14,782	1,780	1,722	3.4%	95.2%	95.9%	(0.7)%	313,296	301,958	3.8%
Southeast United States:										
Atlanta	6,493	1,396	1,345	3.8%	95.9%	96.5%	(0.6)%	108,398	103,946	4.3%
Charlotte	2,716	1,364	1,324	3.0%	95.6%	95.5%	0.1 %	44,239	42,639	3.8%
Southeast US Subtotal	9,209	1,387	1,339	3.6%	95.8%	96.2%	(0.4)%	152,637	146,585	4.1%
Midwest United States:										
Chicago	2,787	2,022	1,996	1.3%	94.6%	93.2%	1.4 %	65,040	63,286	2.8%
Minneapolis	1,168	1,769	1,715	3.1%	95.5%	94.6%	0.9 %	25,446	24,190	5.2%
Midwest US Subtotal	3,955	1,947	1,912	1.8%	94.9%	93.6%	1.3 %	90,486	87,476	3.4%
Same Store Total / Average	**42,689**	**$ 1,694**	**$ 1,626**	**4.2%**	**95.7%**	**96.1%**	**(0.4)%**	**$ 874,720**	**$ 835,197**	**4.7%**

(1) For the IH Same Store pool, average monthly rent and occupancy are presented in the above table on a period average basis. Period end average monthly rent was $1,725 and $1,662, and period end occupancy was 95.9% and 95.9%, for FY 2017 and FY 2016, respectively.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively.

Q4 2017 Earnings Release and Supplemental Information - page 22

Supplemental Schedule 5(b) — Invitation Homes

Same Store NOI Growth and Margin Summary — YoY Quarter — IH

($ in thousands) (unaudited)

	Total Revenue			Operating Expenses			Net Operating Income			Core NOI Margin	
YoY, Q4 2017	Q4 2017	Q4 2016	Change	Q4 2017	Q4 2016	Change	Q4 2017	Q4 2016	Change	Q4 2017	Q4 2016
Western United States:											
Southern California	$ 28,083	$ 26,251	7.0%	$ 8,894	$ 8,211	8.3 %	$ 19,189	$ 18,040	6.4%	68.8%	68.9%
Northern California	14,167	13,365	6.0%	4,977	4,541	9.6 %	9,190	8,824	4.1%	70.2%	71.4%
Seattle	17,652	16,490	7.0%	5,984	6,141	(2.6)%	11,668	10,349	12.7%	71.1%	67.1%
Phoenix	17,302	16,208	6.7%	4,443	4,826	(7.9)%	12,859	11,382	13.0%	74.7%	70.3%
Las Vegas	3,992	3,777	5.7%	1,037	1,142	(9.2)%	2,955	2,635	12.1%	75.9%	71.0%
Western US Subtotal	81,196	76,091	6.7%	25,335	24,861	1.9 %	55,861	51,230	9.0%	71.2%	69.4%
Florida:											
South Florida	33,360	32,364	3.1%	14,509	15,124	(4.1)%	18,851	17,240	9.3%	56.7%	53.3%
Tampa	21,356	20,761	2.9%	8,381	8,381	— %	12,975	12,380	4.8%	61.2%	59.7%
Orlando	15,394	14,482	6.3%	5,294	5,372	(1.5)%	10,100	9,110	10.9%	65.8%	62.9%
Jacksonville	8,897	8,431	5.5%	3,128	3,380	(7.5)%	5,769	5,051	14.2%	65.3%	59.9%
Florida Subtotal	79,007	76,038	3.9%	31,312	32,257	(2.9)%	47,695	43,781	8.9%	60.7%	57.6%
Southeast United States:											
Atlanta	27,443	26,337	4.2%	7,943	8,473	(6.3)%	19,500	17,864	9.2%	71.5%	67.9%
Charlotte	11,095	10,643	4.2%	3,013	3,432	(12.2)%	8,082	7,211	12.1%	73.2%	67.8%
Southeast US Subtotal	38,538	36,980	4.2%	10,956	11,905	(8.0)%	27,582	25,075	10.0%	72.0%	67.8%
Midwest United States:											
Chicago	16,149	15,834	2.0%	7,702	8,292	(7.1)%	8,447	7,542	12.0%	52.6%	47.7%
Minneapolis	6,395	6,137	4.2%	2,195	2,255	(2.7)%	4,200	3,882	8.2%	68.0%	65.4%
Midwest US Subtotal	22,544	21,971	2.6%	9,897	10,547	(6.2)%	12,647	11,424	10.7%	56.9%	52.5%
Same Store Total / Average	**$ 221,285**	**$ 211,080**	**4.8%**	**$ 77,500**	**$ 79,570**	**(2.6)%**	**$ 143,785**	**$ 131,510**	**9.3%**	**66.1%**	**63.1%**

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively.

Q4 2017 Earnings Release and Supplemental Information - page 23 invitation homes

Supplemental Schedule 5(b) — Invitation Homes (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter — IH

($ in thousands) (unaudited)

	Total Revenue			Operating Expenses			Net Operating Income			Core NOI Margin	
Seq, Q4 2017	**Q4 2017**	**Q3 2017**	**Change**	**Q4 2017**	**Q3 2017**	**Change**	**Q4 2017**	**Q3 2017**	**Change**	**Q4 2017**	**Q3 2017**
Western United States:											
Southern California	$ 28,083	$ 27,791	1.1 %	$ 8,894	$ 9,037	(1.6)%	$ 19,189	$ 18,754	2.3%	68.8%	68.1%
Northern California	14,167	13,952	1.5 %	4,977	5,053	(1.5)%	9,190	8,899	3.3%	70.2%	69.0%
Seattle	17,652	17,537	0.7 %	5,984	6,185	(3.2)%	11,668	11,352	2.8%	71.1%	69.6%
Phoenix	17,302	17,009	1.7 %	4,443	4,871	(8.8)%	12,859	12,138	5.9%	74.7%	71.8%
Las Vegas	3,992	3,987	0.1 %	1,037	1,140	(9.0)%	2,955	2,847	3.8%	75.9%	73.7%
Western US Subtotal	81,196	80,276	1.1 %	25,335	26,286	(3.6)%	55,861	53,990	3.5%	71.2%	69.7%
Florida:											
South Florida	33,360	33,161	0.6 %	14,509	15,988	(9.3)%	18,851	17,173	9.8%	56.7%	52.0%
Tampa	21,356	21,299	0.3 %	8,381	9,248	(9.4)%	12,975	12,051	7.7%	61.2%	57.2%
Orlando	15,394	15,268	0.8 %	5,294	6,056	(12.6)%	10,100	9,212	9.6%	65.8%	60.7%
Jacksonville	8,897	8,849	0.5 %	3,128	3,622	(13.6)%	5,769	5,227	10.4%	65.3%	59.5%
Florida Subtotal	79,007	78,577	0.5 %	31,312	34,914	(10.3)%	47,695	43,663	9.2%	60.7%	56.0%
Southeast United States:											
Atlanta	27,443	27,320	0.5 %	7,943	9,427	(15.7)%	19,500	17,893	9.0%	71.5%	65.9%
Charlotte	11,095	11,079	0.1 %	3,013	3,441	(12.4)%	8,082	7,638	5.8%	73.2%	69.3%
Southeast US Subtotal	38,538	38,399	0.4 %	10,956	12,868	(14.9)%	27,582	25,531	8.0%	72.0%	66.9%
Midwest United States:											
Chicago	16,149	16,282	(0.8)%	7,702	7,999	(3.7)%	8,447	8,283	2.0%	52.6%	51.2%
Minneapolis	6,395	6,405	(0.2)%	2,195	2,329	(5.8)%	4,200	4,076	3.0%	68.0%	65.9%
Midwest US Subtotal	22,544	22,687	(0.6)%	9,897	10,328	(4.2)%	12,647	12,359	2.3%	56.9%	55.3%
Same Store Total / Average	**$ 221,285**	**$ 219,939**	**0.6 %**	**$ 77,500**	**$ 84,396**	**(8.2)%**	**$ 143,785**	**$ 135,543**	**6.1%**	**66.1%**	**62.8%**

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively.

Q4 2017 Earnings Release and Supplemental Information - page 24 invitation homes

Supplemental Schedule 5(b) — Invitation Homes (Continued)

Same Store NOI Growth and Margin Summary — YoY Full Year — IH

($ in thousands) (unaudited)

	Total Revenue			Operating Expenses			Net Operating Income			Core NOI Margin	
YoY, FY 2017	**FY 2017**	**FY 2016**	**Change**	**FY 2017**	**FY 2016**	**Change**	**FY 2017**	**FY 2016**	**Change**	**FY 2017**	**FY 2016**
Western United States:											
Southern California	$ 109,542	$ 103,350	6.0%	$ 35,773	$ 32,587	9.8 %	$ 73,769	$ 70,763	4.2%	67.9%	68.6%
Northern California	55,474	51,904	6.9%	20,069	18,481	8.6 %	35,405	33,423	5.9%	69.0%	69.6%
Seattle	69,622	64,965	7.2%	24,676	24,642	0.1 %	44,946	40,323	11.5%	69.5%	66.5%
Phoenix	67,939	64,017	6.1%	18,575	18,924	(1.8)%	49,364	45,093	9.5%	73.1%	70.5%
Las Vegas	15,724	14,942	5.2%	4,333	4,564	(5.1)%	11,391	10,378	9.8%	74.4%	70.7%
Western US Subtotal	318,301	299,178	6.4%	103,426	99,198	4.3 %	214,875	199,980	7.4%	69.9%	68.9%
Florida:											
South Florida	132,521	128,851	2.8%	60,718	60,997	(0.5)%	71,803	67,854	5.8%	54.4%	52.7%
Tampa	84,997	81,871	3.8%	34,537	34,999	(1.3)%	50,460	46,872	7.7%	59.9%	57.3%
Orlando	60,647	57,316	5.8%	22,918	23,087	(0.7)%	37,729	34,229	10.2%	62.6%	59.7%
Jacksonville	35,131	33,920	3.6%	13,533	13,675	(1.0)%	21,598	20,245	6.7%	61.9%	59.7%
Florida Subtotal	313,296	301,958	3.8%	131,706	132,758	(0.8)%	181,590	169,200	7.3%	58.3%	56.1%
Southeast United States:											
Atlanta	108,398	103,946	4.3%	35,838	36,579	(2.0)%	72,560	67,367	7.7%	67.3%	64.8%
Charlotte	44,239	42,639	3.8%	13,334	14,486	(8.0)%	30,905	28,153	9.8%	70.2%	66.0%
Southeast US Subtotal	152,637	146,585	4.1%	49,172	51,065	(3.7)%	103,465	95,520	8.3%	68.2%	65.2%
Midwest United States:											
Chicago	65,040	63,286	2.8%	31,065	30,883	0.6 %	33,975	32,403	4.9%	52.6%	51.3%
Minneapolis	25,446	24,190	5.2%	8,756	8,768	(0.1)%	16,690	15,422	8.2%	67.9%	66.0%
Midwest US Subtotal	90,486	87,476	3.4%	39,821	39,651	0.4 %	50,665	47,825	5.9%	56.8%	55.3%
Same Store Total / Average	**$ 874,720**	**$ 835,197**	**4.7%**	**$ 324,125**	**$ 322,672**	**0.5 %**	**$ 550,595**	**$ 512,525**	**7.4%**	**64.0%**	**62.1%**

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively.

Q4 2017 Earnings Release and Supplemental Information - page 25

Supplemental Schedule 5(c) — Invitation Homes

Same Store Lease-Over-Lease Rent Growth — IH

(unaudited)

	Rental Rate Growth					
	Q4 2017			FY 2017		
	Renewal Leases	New Leases	Blended Average	Renewal Leases	New Leases	Blended Average
Western United States:						
Southern California	7.1%	4.2 %	6.0 %	7.3%	5.8 %	6.7%
Northern California	6.9%	7.5 %	7.1 %	7.3%	9.0 %	7.9%
Seattle	7.5%	3.4 %	5.8 %	7.7%	7.3 %	7.5%
Phoenix	6.4%	4.9 %	5.9 %	6.1%	7.4 %	6.6%
Las Vegas	4.8%	1.7 %	3.5 %	4.0%	3.7 %	3.9%
Western US Average	6.9%	4.6 %	6.0 %	6.9%	6.9 %	6.9%
Florida:						
South Florida	3.9%	(0.3)%	2.3 %	4.2%	1.2 %	3.0%
Tampa	4.6%	(0.6)%	2.3 %	4.8%	1.4 %	3.4%
Orlando	5.7%	4.3 %	5.1 %	5.5%	5.3 %	5.4%
Jacksonville	3.4%	0.6 %	2.2 %	3.3%	1.0 %	2.2%
Florida Average	4.3%	0.6 %	2.8 %	4.5%	2.0 %	3.5%
Southeast United States:						
Atlanta	3.7%	1.8 %	2.9 %	4.1%	3.3 %	3.8%
Charlotte	3.7%	(0.8)%	1.2 %	3.3%	2.1 %	2.8%
Southeast US Average	3.7%	1.0 %	2.5 %	3.9%	2.9 %	3.5%
Midwest United States:						
Chicago	2.0%	(4.6)%	(0.6)%	2.8%	(2.4)%	0.8%
Minneapolis	4.4%	1.0 %	3.0 %	4.8%	2.3 %	3.9%
Midwest US Average	2.7%	(2.9)%	0.4 %	3.4%	(1.2)%	1.6%
Same Store Total / Average	**4.9%**	**1.6 %**	**3.6 %**	**5.1%**	**3.4 %**	**4.4%**

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively.

Q4 2017 Earnings Release and Supplemental Information - page 26 invitation homes

Supplemental Schedule 6 — Invitation Homes

History of Same Store Total Cost to Maintain — IH

($ in thousands, except per home amounts) (unaudited)

Total ($ 000, gross)	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016
R&M OpEx	$ 8,224	$ 11,550	$ 10,310	$ 8,696	$ 9,468
Turn OpEx	4,981	6,787	7,092	5,590	5,312
Total operating expense (gross)	**$ 13,205**	**$ 18,337**	**$ 17,402**	**$ 14,286**	**$ 14,780**
R&M CapEx	$ 9,406	$ 8,148	$ 7,296	$ 5,586	$ 6,323
Turn CapEx	3,434	4,267	3,487	2,640	2,819
Total capital expenditure	**$ 12,840**	**$ 12,415**	**$ 10,783**	**$ 8,226**	**$ 9,142**
R&M OpEx + CapEx	$ 17,630	$ 19,698	$ 17,606	$ 14,282	$ 15,791
Turn OpEx + CapEx	8,415	11,054	10,579	8,230	8,131
Total cost to maintain (gross)	**$ 26,045**	**$ 30,752**	**$ 28,185**	**$ 22,512**	**$ 23,922**

Per Home ($, gross)	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016
Total cost to maintain (gross)	**$ 610**	**$ 720**	**$ 660**	**$ 527**	**$ 560**

Per Turn Spend ($, gross)	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016
Avg. OpEx per turn	$ 1,527	$ 1,621	$ 1,790	$ 1,742	$ 1,603
Avg. CapEx per turn	1,053	1,019	880	823	851
Avg. total spend per turn (gross)	**$ 2,580**	**$ 2,640**	**$ 2,670**	**$ 2,565**	**$ 2,454**

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively.

Q4 2017 Earnings Release and Supplemental Information - page 27

Supplemental Schedule 7(a) — Legacy Starwood Waypoint Homes

Same Store Portfolio Operating Detail — Legacy SWH

($ in thousands) (unaudited)

	Q4 2017	Q4 2016	Change YoY	Q3 2017	Change Seq	FY 2017	FY 2016	Change YoY
Revenues:								
Rental revenues	$127,502	$121,418	5.0 %	$125,004	2.0 %	$ 501,079	$ 479,355	4.5 %
Other property income	9,573	7,160	33.7 %	9,957	(3.9)%	35,902	27,195	32.0 %
Total revenues	**137,075**	**128,578**	**6.6 %**	**134,961**	**1.6 %**	**536,981**	**506,550**	**6.0 %**
Less: Resident recoveries (1)	(6,351)	(4,014)	58.2 %	(6,360)	(0.1)%	(22,587)	(15,072)	49.9 %
Less: Bad debt	(1,697)	(2,145)	(20.9)%	(1,842)	(7.9)%	(6,686)	(6,802)	(1.7)%
Core revenues	**129,027**	**122,419**	**5.4 %**	**126,759**	**1.8 %**	**507,708**	**484,676**	**4.8 %**
Fixed Expenses:								
Property taxes (2)	21,745	19,453	11.8 %	21,633	0.5 %	86,427	80,919	6.8 %
Insurance expenses	2,350	2,457	(4.4)%	2,210	6.3 %	9,079	9,556	(5.0)%
HOA expenses	1,700	1,707	(0.4)%	1,735	(2.0)%	6,806	7,243	(6.0)%
Controllable Expenses:								
Repairs & maintenance and turn costs	11,442	10,801	5.9 %	14,264	(19.8)%	48,797	50,188	(2.8)%
Utilities (1)	4,311	2,219	94.3 %	4,079	5.7 %	14,054	7,174	95.9 %
Property management costs	6,827	6,633	2.9 %	6,567	4.0 %	27,805	26,648	4.3 %
Bad Debt	1,697	2,145	(20.9)%	1,842	(7.9)%	6,686	6,802	(1.7)%
Other expenses	1,240	1,287	(3.7)%	1,203	3.1 %	4,941	5,618	(12.1)%
Property operating and maintenance expenses	**51,312**	**46,702**	**9.9 %**	**53,533**	**(4.1)%**	**204,595**	**194,148**	**5.4 %**
Less: Resident recoveries (1)	(6,351)	(4,014)	58.2 %	(6,360)	(0.1)%	(22,587)	(15,072)	49.9 %
Less: Bad debt	(1,697)	(2,145)	(20.9)%	(1,842)	(7.9)%	(6,686)	(6,802)	(1.7)%
Core operating expenses	**43,264**	**40,543**	**6.7 %**	**45,331**	**(4.6)%**	**175,322**	**172,274**	**1.8 %**
Net Operating Income	**$ 85,763**	**$ 81,876**	**4.7 %**	**$ 81,428**	**5.3 %**	**$ 332,386**	**$ 312,402**	**6.4 %**
Core NOI margin	66.5%	66.9%		64.2%		65.5%	64.5%	

(1) Year-over-year resident recoveries and utility expense increases are primarily attributable to a transition to a third-party billing platform which maintains water, sewer, and trash services in the Company's name and bills the costs back to residents.

(2) Property taxes include a $376 accrual in Q4 2017 and FY 2017 for estimated Prop 13-related reassessments triggered by the merger between Invitation Homes and Starwood Waypoint Homes.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively.

Q4 2017 Earnings Release and Supplemental Information - page 28 invitationhomes

Supplemental Schedule 7(b) — Legacy Starwood Waypoint Homes

Same Store Quarterly Operating Trends — Legacy SWH

(unaudited)

	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016
Period end occupancy	95.2%	95.2%	95.2%	96.1%	95.6%
Turnover rate	7.5%	10.1%	10.3%	7.8%	7.5%
Trailing four quarters turnover rate	35.7%	35.6%	35.8%	35.4%	34.9%
Average monthly rent (period end)	$ 1,654	$ 1,643	$ 1,623	$ 1,599	$ 1,585
Rental rate growth (lease-over-lease):					
New leases	0.9%	3.0%	6.1%	2.7%	1.7%
Renewals	4.7%	5.2%	5.1%	4.5%	4.8%
Blended	3.3%	4.4%	5.5%	3.9%	3.4%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively.

Q4 2017 Earnings Release and Supplemental Information - page 29 invitation homes

Supplemental Schedule 8(a) — Legacy Starwood Waypoint Homes

Same Store Revenue Growth Summary, YoY Quarter — Legacy SWH

($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent (period end) (1)			Occupancy (period end) (1)			Total Core Revenue		
YoY, Q4 2017	**# Homes**	**Q4 2017**	**Q4 2016**	**Change**	**Q4 2017**	**Q4 2016**	**Change**	**Q4 2017**	**Q4 2016**	**Change**
Western United States:										
Southern California	2,642	$ 2,186	$ 2,064	5.9%	95.4%	96.8%	(1.4)%	$ 16,551	$ 15,626	5.9 %
Northern California	756	1,958	1,794	9.1%	96.0%	97.6%	(1.6)%	4,207	3,990	5.4 %
Phoenix	1,348	1,265	1,187	6.6%	97.0%	95.8%	1.2 %	4,946	4,631	6.8 %
Las Vegas	1,700	1,480	1,417	4.4%	95.7%	95.6%	0.1 %	7,458	7,034	6.0 %
Denver	1,751	1,851	1,755	5.5%	94.8%	94.5%	0.3 %	9,236	8,801	4.9 %
Western US Subtotal	8,197	1,794	1,693	6.0%	95.7%	96.0%	(0.3)%	42,398	40,082	5.8 %
Florida:										
South Florida	3,308	1,885	1,829	3.1%	95.9%	95.8%	0.1 %	17,916	17,030	5.2 %
Tampa	3,542	1,525	1,479	3.1%	93.7%	94.8%	(1.1)%	15,471	14,803	4.5 %
Orlando	1,828	1,472	1,397	5.4%	96.2%	95.2%	1.0 %	7,811	7,300	7.0 %
Florida Subtotal	8,678	1,652	1,596	3.5%	95.0%	95.3%	(0.3)%	41,198	39,133	5.3 %
Southeast United States:										
Atlanta	4,583	1,412	1,335	5.8%	96.1%	96.4%	(0.3)%	18,582	17,352	7.1 %
Charlotte	712	1,708	1,650	3.5%	89.7%	94.8%	(5.1)%	3,316	3,297	0.6 %
Nashville	108	2,266	2,191	3.4%	85.2%	98.1%	(12.9)%	629	693	(9.2)%
Southeast US Subtotal	5,403	1,464	1,390	5.3%	95.0%	96.2%	(1.2)%	22,527	21,342	5.6 %
Texas:										
Houston	2,362	1,528	1,514	0.9%	96.1%	94.5%	1.6 %	10,428	9,850	5.9 %
Dallas	1,885	1,715	1,648	4.1%	92.9%	95.0%	(2.1)%	9,176	8,825	4.0 %
Texas Subtotal	4,247	1,610	1,573	2.4%	94.7%	94.7%	— %	19,604	18,675	5.0 %
Midwest United States:										
Chicago	673	1,759	1,721	2.2%	94.4%	94.4%	— %	3,300	3,187	3.5 %
Midwest US Subtotal	673	1,759	1,721	2.2%	94.4%	94.4%	— %	3,300	3,187	3.5 %
Same Store Total / Average	**27,198**	**$ 1,654**	**$ 1,585**	**4.4%**	**95.2%**	**95.6%**	**(0.4)%**	**$ 129,027**	**$ 122,419**	**5.4 %**

(1) In-line with Legacy Starwood Waypoint Homes' historical basis of presentation, average monthly rent and occupancy are period end figures in the above table. Period average monthly rent was $1,650 and $1,582, and period average occupancy was 95.0% and 95.2%, for Q4 2017 and Q4 2016, respectively.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively.

Q4 2017 Earnings Release and Supplemental Information - page 30

Supplemental Schedule 8(a) — Legacy Starwood Waypoint Homes (Continued)

Same Store Revenue Growth Summary, Sequential Quarter — Legacy SWH

($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent (period end) [1]			Occupancy (period end) [1]			Total Core Revenue		
Seq, Q4 2017	**# Homes**	**Q4 2017**	**Q3 2017**	**Change**	**Q4 2017**	**Q3 2017**	**Change**	**Q4 2017**	**Q3 2017**	**Change**
Western United States:										
Southern California	2,642	$ 2,186	$ 2,158	1.3 %	95.4%	95.8%	(0.4)%	$ 16,551	$ 16,037	3.2 %
Northern California	756	1,958	1,924	1.8 %	96.0%	95.9%	0.1 %	4,207	4,169	0.9 %
Phoenix	1,348	1,265	1,255	0.8 %	97.0%	95.9%	1.1 %	4,946	4,784	3.4 %
Las Vegas	1,700	1,480	1,473	0.5 %	95.7%	94.9%	0.8 %	7,458	7,356	1.4 %
Denver	1,751	1,851	1,840	0.6 %	94.8%	94.7%	0.1 %	9,236	9,099	1.5 %
Western US Subtotal	8,197	1,794	1,776	1.0 %	95.7%	95.4%	0.3 %	42,398	41,445	2.3 %
Florida:										
South Florida	3,308	1,885	1,874	0.6 %	95.9%	95.3%	0.6 %	17,916	17,644	1.5 %
Tampa	3,542	1,525	1,518	0.5 %	93.7%	93.7%	— %	15,471	15,196	1.8 %
Orlando	1,828	1,472	1,460	0.8 %	96.2%	95.5%	0.7 %	7,811	7,554	3.4 %
Florida Subtotal	8,678	1,652	1,643	0.5 %	95.0%	94.7%	0.3 %	41,198	40,394	2.0 %
Southeast United States:										
Atlanta	4,583	1,412	1,402	0.7 %	96.1%	96.0%	0.1 %	18,582	18,219	2.0 %
Charlotte	712	1,708	1,699	0.5 %	89.7%	90.6%	(0.9)%	3,316	3,350	(1.0)%
Nashville	108	2,266	2,280	(0.6)%	85.2%	86.1%	(0.9)%	629	660	(4.7)%
Southeast US Subtotal	5,403	1,464	1,455	0.6 %	95.0%	95.1%	(0.1)%	22,527	22,229	1.3 %
Texas:										
Houston	2,362	1,528	1,523	0.3 %	96.1%	96.4%	(0.3)%	10,428	10,284	1.4 %
Dallas	1,885	1,715	1,709	0.4 %	92.9%	95.5%	(2.6)%	9,176	9,229	(0.6)%
Texas Subtotal	4,247	1,610	1,604	0.4 %	94.7%	96.0%	(1.3)%	19,604	19,513	0.5 %
Midwest United States:										
Chicago	673	1,759	1,754	0.3 %	94.4%	93.2%	1.2 %	3,300	3,178	3.8 %
Midwest US Subtotal	673	1,759	1,754	0.3 %	94.4%	93.2%	1.2 %	3,300	3,178	3.8 %
Same Store Total / Average	**27,198**	**$ 1,654**	**$ 1,643**	**0.7 %**	**95.2%**	**95.2%**	**— %**	**$ 129,027**	**$ 126,759**	**1.8 %**

(1) In-line with Legacy Starwood Waypoint Homes' historical basis of presentation, average monthly rent and occupancy are period end figures in the above table. Period average monthly rent was $1,650 and $1,638, and period average occupancy was 95.0% and 94.4%, for Q4 2017 and Q3 2017, respectively.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively.

Q4 2017 Earnings Release and Supplemental Information - page 31

Supplemental Schedule 8(a) — Legacy Starwood Waypoint Homes (Continued)

Same Store Revenue Growth Summary, YoY Full Year — Legacy SWH

($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent (period end) (1)			Occupancy (period end) (1)			Total Core Revenue		
YoY, FY 2017	**# Homes**	**FY 2017**	**FY 2016**	**Change**	**FY 2017**	**FY 2016**	**Change**	**FY 2017**	**FY 2016**	**Change**
Western United States:										
Southern California	2,642	$ 2,186	$ 2,064	5.9%	95.4%	96.8%	(1.4)%	$ 64,589	$ 61,585	4.9 %
Northern California	756	1,958	1,794	9.1%	96.0%	97.6%	(1.6)%	16,603	15,455	7.4 %
Phoenix	1,348	1,265	1,187	6.6%	97.0%	95.8%	1.2 %	19,382	18,236	6.3 %
Las Vegas	1,700	1,480	1,417	4.4%	95.7%	95.6%	0.1 %	29,311	27,946	4.9 %
Denver	1,751	1,851	1,755	5.5%	94.8%	94.5%	0.3 %	36,476	34,499	5.7 %
Western US Subtotal	8,197	1,794	1,693	6.0%	95.7%	96.0%	(0.3)%	166,361	157,721	5.5 %
Florida:										
South Florida	3,308	1,885	1,829	3.1%	95.9%	95.8%	0.1 %	70,268	67,021	4.8 %
Tampa	3,542	1,525	1,479	3.1%	93.7%	94.8%	(1.1)%	61,148	58,942	3.7 %
Orlando	1,828	1,472	1,397	5.4%	96.2%	95.2%	1.0 %	30,373	29,006	4.7 %
Florida Subtotal	8,678	1,652	1,596	3.5%	95.0%	95.3%	(0.3)%	161,789	154,969	4.4 %
Southeast United States:										
Atlanta	4,583	1,412	1,335	5.8%	96.1%	96.4%	(0.3)%	72,730	69,087	5.3 %
Charlotte	712	1,708	1,650	3.5%	89.7%	94.8%	(5.1)%	13,394	13,511	(0.9)%
Nashville	108	2,266	2,191	3.4%	85.2%	98.1%	(12.9)%	2,648	2,716	(2.5)%
Southeast US Subtotal	5,403	1,464	1,390	5.3%	95.0%	96.2%	(1.2)%	88,772	85,314	4.1 %
Texas:										
Houston	2,362	1,528	1,514	0.9%	96.1%	94.5%	1.6 %	41,387	39,439	4.9 %
Dallas	1,885	1,715	1,648	4.1%	92.9%	95.0%	(2.1)%	36,459	35,020	4.1 %
Texas Subtotal	4,247	1,610	1,573	2.4%	94.7%	94.7%	— %	77,846	74,459	4.5 %
Midwest United States:										
Chicago	673	1,759	1,721	2.2%	94.4%	94.4%	— %	12,940	12,213	6.0 %
Midwest US Subtotal	673	1,759	1,721	2.2%	94.4%	94.4%	— %	12,940	12,213	6.0 %
Same Store Total / Average	**27,198**	**$ 1,654**	**$ 1,585**	**4.4%**	**95.2%**	**95.6%**	**(0.4)%**	**$ 507,708**	**$ 484,676**	**4.8 %**

(1) In-line with Legacy Starwood Waypoint Homes' historical basis of presentation, average monthly rent and occupancy are period end figures in the above table. Period average monthly rent was $1,626 and $1,557, and period average occupancy was 95.1% and 95.0%, for FY 2017 and FY 2016, respectively.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively.

Q4 2017 Earnings Release and Supplemental Information - page 32

Supplemental Schedule 8(b) — Legacy Starwood Waypoint Homes

Same Store NOI Growth and Margin Summary, YoY Quarter — Legacy SWH

($ in thousands) (unaudited)

	Core Revenue (1)			Core Operating Expenses (1)			Net Operating Income			Core NOI Margin	
YoY, Q4 2017	**Q4 2017**	**Q4 2016**	**Change**	**Q4 2017**	**Q4 2016**	**Change**	**Q4 2017**	**Q4 2016**	**Change**	**Q4 2017**	**Q4 2016**
Western United States:											
Southern California	$ 16,551	$ 15,626	5.9 %	$ 5,411	$ 4,931	9.7 %	$ 11,140	$ 10,695	4.2 %	67.3 %	68.4 %
Northern California	4,207	3,990	5.4 %	1,515	1,148	32.0 %	2,692	2,842	(5.3)%	64.0 %	71.2 %
Phoenix	4,946	4,631	6.8 %	1,188	1,202	(1.2)%	3,758	3,429	9.6 %	76.0 %	74.0 %
Las Vegas	7,458	7,034	6.0 %	1,784	1,745	2.2 %	5,674	5,289	7.3 %	76.1 %	75.2 %
Denver	9,236	8,801	4.9 %	1,956	1,840	6.3 %	7,280	6,961	4.6 %	78.8 %	79.1 %
Western US Subtotal	42,398	40,082	5.8 %	11,854	10,866	9.1 %	30,544	29,216	4.5 %	72.0 %	72.9 %
Florida:											
South Florida	17,916	17,030	5.2 %	6,537	6,465	1.1 %	11,379	10,565	7.7 %	63.5 %	62.0 %
Tampa	15,471	14,803	4.5 %	5,704	5,011	13.8 %	9,767	9,792	(0.3)%	63.1 %	66.1 %
Orlando	7,811	7,300	7.0 %	2,448	2,560	(4.4)%	5,363	4,740	13.1 %	68.7 %	64.9 %
Florida Subtotal	41,198	39,133	5.3 %	14,689	14,036	4.7 %	26,509	25,097	5.6 %	64.3 %	64.1 %
Southeast United States:											
Atlanta	18,582	17,352	7.1 %	5,665	5,245	8.0 %	12,917	12,107	6.7 %	69.5 %	69.8 %
Charlotte	3,316	3,297	0.6 %	965	1,036	(6.9)%	2,351	2,261	4.0 %	70.9 %	68.6 %
Nashville	629	693	(9.2)%	135	183	(26.2)%	494	510	(3.1)%	78.5 %	73.6 %
Southeast US Subtotal	22,527	21,342	5.6 %	6,765	6,464	4.7 %	15,762	14,878	5.9 %	70.0 %	69.7 %
Texas:											
Houston	10,428	9,850	5.9 %	4,609	4,325	6.6 %	5,819	5,525	5.3 %	55.8 %	56.1 %
Dallas	9,176	8,825	4.0 %	3,751	3,269	14.7 %	5,425	5,556	(2.4)%	59.1 %	63.0 %
Texas Subtotal	19,604	18,675	5.0 %	8,360	7,594	10.1 %	11,244	11,081	1.5 %	57.4 %	59.3 %
Midwest United States:											
Chicago	3,300	3,187	3.5 %	1,596	1,583	0.8 %	1,704	1,604	6.2 %	51.6 %	50.3 %
Midwest US Subtotal	3,300	3,187	3.5 %	1,596	1,583	0.8 %	1,704	1,604	6.2 %	51.6 %	50.3 %
Same Store Total / Average	**$ 129,027**	**$ 122,419**	**5.4 %**	**$ 43,264**	**$ 40,543**	**6.7 %**	**$ 85,763**	**$ 81,876**	**4.7 %**	**66.5%**	**66.9%**

(1) Presented on a Core basis to exclude the impact Starwood Waypoint Homes' utility billing policy transition by which it began holding utilities in the Company name and billing back to residents beginning in Q3 2016.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively.

Q4 2017 Earnings Release and Supplemental Information - page 33 invitation homes

Supplemental Schedule 8(b) — Legacy Starwood Waypoint Homes (Continued)

Same Store NOI Growth and Margin Summary, Sequential Quarter — Legacy SWH

($ in thousands) (unaudited)

	Core Revenue (1)			Core Operating Expenses (1)			Net Operating Income			Core NOI Margin	
Seq, Q4 2017	**Q4 2017**	**Q3 2017**	**Change**	**Q4 2017**	**Q3 2017**	**Change**	**Q4 2017**	**Q3 2017**	**Change**	**Q4 2017**	**Q3 2017**
Western United States:											
Southern California	$ 16,551	$ 16,037	3.2 %	$ 5,411	$ 4,246	27.4 %	$ 11,140	$ 11,791	(5.5)%	67.3 %	73.5 %
Northern California	4,207	4,169	0.9 %	1,515	1,178	28.6 %	2,692	2,991	(10.0)%	64.0 %	71.7 %
Phoenix	4,946	4,784	3.4 %	1,188	1,387	(14.3)%	3,758	3,397	10.6 %	76.0 %	71.0 %
Las Vegas	7,458	7,356	1.4 %	1,784	2,089	(14.6)%	5,674	5,267	7.7 %	76.1 %	71.6 %
Denver	9,236	9,099	1.5 %	1,956	2,331	(16.1)%	7,280	6,768	7.6 %	78.8 %	74.4 %
Western US Subtotal	42,398	41,445	2.3 %	11,854	11,231	5.5 %	30,544	30,214	1.1 %	72.0 %	72.9 %
Florida:											
South Florida	17,916	17,644	1.5 %	6,537	7,359	(11.2)%	11,379	10,285	10.6 %	63.5 %	58.3 %
Tampa	15,471	15,196	1.8 %	5,704	6,128	(6.9)%	9,767	9,068	7.7 %	63.1 %	59.7 %
Orlando	7,811	7,554	3.4 %	2,448	2,761	(11.3)%	5,363	4,793	11.9 %	68.7 %	63.4 %
Florida Subtotal	41,198	40,394	2.0 %	14,689	16,248	(9.6)%	26,509	24,146	9.8 %	64.3 %	59.8 %
Southeast United States:											
Atlanta	18,582	18,219	2.0 %	5,665	5,868	(3.5)%	12,917	12,351	4.6 %	69.5 %	67.8 %
Charlotte	3,316	3,350	(1.0)%	965	1,062	(9.1)%	2,351	2,288	2.8 %	70.9 %	68.3 %
Nashville	629	660	(4.7)%	135	148	(8.8)%	494	512	(3.5)%	78.5 %	77.6 %
Southeast US Subtotal	22,527	22,229	1.3 %	6,765	7,078	(4.4)%	15,762	15,151	4.0 %	70.0 %	68.2 %
Texas:											
Houston	10,428	10,284	1.4 %	4,609	4,918	(6.3)%	5,819	5,366	8.4 %	55.8 %	52.2 %
Dallas	9,176	9,229	(0.6)%	3,751	4,135	(9.3)%	5,425	5,094	6.5 %	59.1 %	55.2 %
Texas Subtotal	19,604	19,513	0.5 %	8,360	9,053	(7.7)%	11,244	10,460	7.5 %	57.4 %	53.6 %
Midwest United States:											
Chicago	3,300	3,178	3.8 %	1,596	1,721	(7.3)%	1,704	1,457	17.0 %	51.6 %	45.8 %
Midwest US Subtotal	3,300	3,178	3.8 %	1,596	1,721	(7.3)%	1,704	1,457	17.0 %	51.6 %	45.8 %
Same Store Total / Average	**$ 129,027**	**$ 126,759**	**1.8 %**	**$ 43,264**	**$ 45,331**	**(4.6)%**	**$ 85,763**	**$ 81,428**	**5.3 %**	**66.5%**	**64.2%**

(1) Presented on a Core basis to exclude the impact Starwood Waypoint Homes' utility billing policy transition by which it began holding utilities in the Company name and billing back to residents beginning in Q3 2016.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively.

Q4 2017 Earnings Release and Supplemental Information - page 34 invitation homes

Supplemental Schedule 8(b) — Legacy Starwood Waypoint Homes (Continued)

Same Store NOI Growth and Margin Summary, YoY Full Year — Legacy SWH

($ in thousands) (unaudited)

	Core Revenue (1)			Core Operating Expenses (1)			Net Operating Income			Core NOI Margin	
YoY, FY 2017	**FY 2017**	**FY 2016**	**Change**	**FY 2017**	**FY 2016**	**Change**	**FY 2017**	**FY 2016**	**Change**	**FY 2017**	**FY 2016**
Western United States:											
Southern California	$ 64,589	$ 61,585	4.9 %	$ 19,916	$ 20,566	(3.2)%	$ 44,673	$ 41,019	8.9 %	69.2%	66.6%
Northern California	16,603	15,455	7.4 %	5,072	4,925	3.0 %	11,531	10,530	9.5 %	69.5%	68.1%
Phoenix	19,382	18,236	6.3 %	5,193	5,056	2.7 %	14,189	13,180	7.7 %	73.2%	72.3%
Las Vegas	29,311	27,946	4.9 %	7,788	7,248	7.5 %	21,523	20,698	4.0 %	73.4%	74.1%
Denver	36,476	34,499	5.7 %	8,116	7,633	6.3 %	28,360	26,866	5.6 %	77.7%	77.9%
Western US Subtotal	166,361	157,721	5.5 %	46,085	45,428	1.4 %	120,276	112,293	7.1 %	72.3%	71.2%
Florida:											
South Florida	70,268	67,021	4.8 %	27,465	27,647	(0.7)%	42,803	39,374	8.7 %	60.9%	58.7%
Tampa	61,148	58,942	3.7 %	23,286	22,991	1.3 %	37,862	35,951	5.3 %	61.9%	61.0%
Orlando	30,373	29,006	4.7 %	10,581	10,953	(3.4)%	19,792	18,053	9.6 %	65.2%	62.2%
Florida Subtotal	161,789	154,969	4.4 %	61,332	61,591	(0.4)%	100,457	93,378	7.6 %	62.1%	60.3%
Southeast United States:											
Atlanta	72,730	69,087	5.3 %	22,757	22,425	1.5 %	49,973	46,662	7.1 %	68.7%	67.5%
Charlotte	13,394	13,511	(0.9)%	4,012	4,252	(5.6)%	9,382	9,259	1.3 %	70.0%	68.5%
Nashville	2,648	2,716	(2.5)%	620	764	(18.8)%	2,028	1,952	3.9 %	76.6%	71.9%
Southeast US Subtotal	88,772	85,314	4.1 %	27,389	27,441	(0.2)%	61,383	57,873	6.1 %	69.1%	67.8%
Texas:											
Houston	41,387	39,439	4.9 %	19,095	18,532	3.0 %	22,292	20,907	6.6 %	53.9%	53.0%
Dallas	36,459	35,020	4.1 %	15,205	13,337	14.0 %	21,254	21,683	(2.0)%	58.3%	61.9%
Texas Subtotal	77,846	74,459	4.5 %	34,300	31,869	7.6 %	43,546	42,590	2.2 %	55.9%	57.2%
Midwest United States:											
Chicago	12,940	12,213	6.0 %	6,216	5,945	4.6 %	6,724	6,268	7.3 %	52.0%	51.3%
Midwest US Subtotal	12,940	12,213	6.0 %	6,216	5,945	4.6 %	6,724	6,268	7.3 %	52.0%	51.3%
Same Store Total / Average	**$ 507,708**	**$ 484,676**	**4.8%**	**$ 175,322**	**$ 172,274**	**1.8%**	**$ 332,386**	**$ 312,402**	**6.4%**	**65.5%**	**64.5%**

(1) Presented on a Core basis to exclude the impact Starwood Waypoint Homes' utility billing policy transition by which it began holding utilities in the Company name and billing back to residents beginning in Q3 2016.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively.

Q4 2017 Earnings Release and Supplemental Information - page 35 invitation homes

Supplemental Schedule 8(c) — Legacy Starwood Waypoint Homes

Same Store Lease-Over-Lease Rent Growth — Legacy SWH
(unaudited)

	Rental Rate Growth					
	Q4 2017			FY 2017		
	Renewal Leases	New Leases	Blended Average	Renewal Leases	New Leases	Blended Average
Western United States:						
Southern California	5.5%	4.5 %	5.2 %	5.6%	6.6 %	5.9%
Northern California	8.0%	7.9 %	7.9 %	7.9%	11.9 %	9.0%
Phoenix	6.2%	3.5 %	4.9 %	6.8%	7.6 %	7.1%
Las Vegas	5.5%	— %	3.3 %	5.1%	4.0 %	4.7%
Denver	6.3%	(1.0)%	3.0 %	6.6%	4.0 %	5.6%
Western US Average	6.0%	2.6 %	4.7 %	6.1%	6.0 %	6.1%
Florida:						
South Florida	3.4%	(0.7)%	1.8 %	3.9%	1.7 %	3.1%
Tampa	4.0%	(0.6)%	1.9 %	3.7%	2.0 %	3.0%
Orlando	4.2%	3.1 %	3.8 %	4.4%	4.7 %	4.5%
Florida Average	3.7%	— %	2.2 %	3.9%	2.4 %	3.3%
Southeast United States:						
Atlanta	5.1%	3.5 %	4.5 %	5.3%	6.1 %	5.6%
Charlotte	4.3%	(0.2)%	2.8 %	4.1%	1.6 %	3.1%
Nashville	3.8%	(3.0)%	0.4 %	4.2%	0.6 %	2.8%
Southeast US Average	5.0%	2.8 %	4.2 %	5.1%	5.2 %	5.1%
Texas:						
Houston	3.6%	(4.5)%	0.6 %	3.8%	(4.3)%	0.7%
Dallas	5.1%	(0.2)%	3.2 %	5.4%	2.1 %	4.1%
Texas Subtotal	4.2%	(2.7)%	1.7 %	4.5%	(1.3)%	2.2%
Midwest United States:						
Chicago	1.8%	(2.7)%	(0.1)%	3.5%	0.1 %	2.1%
Midwest US Average	1.8%	(2.7)%	(0.1)%	3.5%	0.1 %	2.1%
Same Store Total / Average	**4.7%**	**0.9 %**	**3.3 %**	**4.9%**	**3.3 %**	**4.3%**

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively.

Q4 2017 Earnings Release and Supplemental Information - page 36

Supplemental Schedule 9 — Legacy Starwood Waypoint Homes

History of Same Store Total Cost to Maintain — Legacy SWH

($ in thousands, except per home amounts) (unaudited)

Total ($ 000)	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016
R&M OpEx	$ 4,674	$ 5,559	$ 5,077	$ 4,489	$ 4,307
Turn OpEx	5,438	6,896	6,121	5,194	5,435
Landscaping & pool services OpEx	1,330	1,809	1,476	734	1,059
Total operating expense (gross)	**11,442**	**14,264**	**12,674**	**10,417**	**10,801**
R&M and turn recoveries	(3,198)	(3,746)	(3,472)	(2,989)	(2,965)
Total operating expense (net)	**$ 8,244**	**$ 10,518**	**$ 9,202**	**$ 7,428**	**$ 7,836**
R&M CapEx	$ 6,771	$ 8,218	$ 6,217	$ 6,108	$ 7,359
Turn CapEx	3,492	4,047	3,779	3,037	3,435
Total capital expenditure	**$ 10,263**	**$ 12,265**	**$ 9,996**	**$ 9,145**	**$ 10,794**
R&M OpEx + CapEx	$ 11,445	$ 13,777	$ 11,294	$ 10,597	$ 11,666
Turn OpEx + CapEx	8,930	10,943	9,900	8,231	8,870
Landscaping & pool services OpEx	1,330	1,809	1,476	734	1,059
Total cost to maintain (gross)	**21,705**	**26,529**	**22,670**	**19,562**	**21,595**
R&M and turn recoveries	(3,198)	(3,746)	(3,472)	(2,989)	(2,965)
Total cost to maintain (net)	**$ 18,507**	**$ 22,783**	**$ 19,198**	**$ 16,573**	**$ 18,630**

Per Home ($)	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016
Total cost to maintain (gross)	**$ 798**	**$ 976**	**$ 834**	**$ 719**	**$ 794**
R&M and turn recoveries	(118)	(138)	(128)	(110)	(109)
Total cost to maintain (net)	**$ 680**	**$ 838**	**$ 706**	**$ 609**	**$ 685**

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively.

Q4 2017 Earnings Release and Supplemental Information - page 37 invitation homes

Supplemental Schedule 10

Adjusted Property Management and G&A Reconciliation

($ in thousands) (unaudited)

Adjusted Property Management Expense	**Q4 2017**	**Q4 2016**	**FY 2017**	**FY 2016**
Property management expense (GAAP)	$ 11,908	$ 7,855	$ 43,344	$ 30,493
Adjustments:				
Share-based compensation expense	(2,293)	103	(10,297)	(196)
Adjusted property management expense	**$ 9,615**	**$ 7,958**	**$ 33,047**	**$ 30,297**

Adjusted G&A Expense	**Q4 2017**	**Q4 2016**	**FY 2017**	**FY 2016**
G&A expense (GAAP)	$ 63,585	$ 19,523	$ 167,739	$ 69,102
Adjustments:				
Share-based compensation expense	(14,446)	2,710	(70,906)	(10,014)
IPO related expenses	—	(8,898)	(8,287)	(12,979)
Merger and transaction-related expenses	(24,858)	—	(29,802)	—
Severance expense	(11,631)	(78)	(12,048)	(2,363)
Adjusted G&A expense	**$ 12,650**	**$ 13,257**	**$ 46,696**	**$ 43,746**

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively.

Q4 2017 Earnings Release and Supplemental Information - page 38

Supplemental Schedule 11

Acquisitions and Dispositions — Q4 2017							
(unaudited)	As of 9/30/2017	SWH Merger	Other Q4 2017 Acquisitions [1]		Q4 2017 Dispositions[2]		12/31/2017
	Homes Owned	Homes Acq.	Homes Acq.	Avg. Estimated Invested Basis	Homes Sold	Average Sales Price	Homes Owned
Western United States:							
Southern California	4,631	3,768	10	$ 483,352	25	$ 365,094	8,384
Northern California	2,857	1,771	3	374,536	25	313,618	4,606
Seattle	3,246	—	32	335,787	7	321,286	3,271
Phoenix	5,443	1,999	23	232,979	30	158,545	7,435
Las Vegas	961	1,746	3	223,941	2	480,000	2,708
Denver	—	2,197	1	233,251	3	254,667	2,195
Western US Subtotal	17,138	11,481	72	318,971	92	277,111	28,599
Florida:							
South Florida	5,577	3,783	10	314,430	36	241,197	9,334
Tampa	4,915	3,924	30	255,296	16	212,869	8,853
Orlando	3,736	1,945	21	278,125	23	186,983	5,679
Jacksonville	1,953	—	—	—	8	197,986	1,945
Florida Subtotal	16,181	9,652	61	272,849	83	216,548	25,811
Southeast United States:							
Atlanta	7,337	5,077	26	216,503	12	131,650	12,428
Charlotte	3,132	1,670	105	274,985	12	168,381	4,895
Nashville	—	737	24	246,607	—	—	761
Southeast US Subtotal	10,469	7,484	155	260,781	24	150,015	18,084
Texas:							
Houston	—	2,620	—	—	23	139,300	2,597
Dallas	—	2,275	2	231,581	7	183,786	2,270
Texas Subtotal	—	4,895	2	231,581	30	149,680	4,867
Midwest United States:							
Chicago	2,898	1,158	—	—	25	213,633	4,031
Minneapolis	1,181	—	—	—	3	336,633	1,178
Midwest US Subtotal	4,079	1,158	—	—	28	226,812	5,209
Total / Average	**47,867**	**34,670**	**290**	**$ 277,565**	**257**	**$ 225,126**	**82,570**

(1) Estimated stabilized cap rates on acquisitions during the quarter, excluding homes acquired via the Starwood Waypoint Homes merger, averaged 5.6%. Stabilized cap rate represents forecast nominal NOI for the twelve months following stabilization, divided by estimated invested basis.

(2) Cap rates on dispositions during the quarter averaged 0.7%. Disposition cap rate represents actual NOI recognized in the twelve months prior to the month of disposition, divided by sales price.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures. Legacy SWH and IH Same Store data follow Legacy SWH and IH metric definitions, respectively.

Q4 2017 Earnings Release and Supplemental Information - page 39

Q4 2017 Earnings Release and Supplemental Information - page 40 Glossary and Reconciliations Glossary: Average Estimated Invested Basis Average estimated invested basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated upfront renovation expense for an acquired home or population of homes. Average Monthly Rent Average monthly rent represents the average of the contracted monthly rent for occupied properties in an identified population of homes for the period indicated. Rents for the Total Portfolio and IH Same Store portfolio are reflected net of concessions, and rents for the Legacy SWH Same Store portfolio are presented gross of concessions, consistent with prior metric definitions. Core NOI Margin Core NOI margin for an identified population of homes is calculated by dividing NOI by Core revenues attributable to such population. Core Operating Expenses Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered by residents and/or bad debt attributable to such population. Core Revenues Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries and/or bad debt attributable to such population. EBITDA, Adjusted EBITDA, and Pro Forma Adjusted EBITDA EBITDA, Adjusted EBITDA, and Pro Forma Adjusted EBITDA are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. We define EBITDA as net income or loss (computed in accordance with GAAP) before the following items: interest expense; income tax expense; and depreciation and amortization. Adjusted EBITDA is defined as EBITDA before the following items: share-based compensation expense; IPO related expenses, merger and transaction-related costs, impairment and other; acquisition costs; gain (loss) on sale of property, net of tax; and interest income and other miscellaneous income and expenses. Pro Forma Adjusted EBITDA is defined as Adjusted EBITDA for Invitation Homes plus Adjusted EBITDA for Legacy Starwood Waypoint Homes for the period prior to the close of the merger between Invitation Homes and Starwood Waypoint Homes. EBITDA, Adjusted EBITDA, and Pro Forma Adjusted EBITDA are used as supplemental financial performance measures by management and by external users of our financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, Adjusted EBITDA, and Pro Forma Adjusted EBITDA as measures of performance. The GAAP measure most directly comparable to EBITDA, Adjusted EBITDA, and Pro Forma Adjusted EBITDA is net income or loss. EBITDA, Adjusted EBITDA, and Pro Forma Adjusted EBITDA are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our EBITDA, Adjusted EBITDA, and Pro Forma Adjusted EBITDA may not be comparable to the EBITDA, Adjusted EBITDA, and Pro Forma Adjusted EBITDA of other companies due to the fact that not all companies use the same definitions of EBITDA, Adjusted EBITDA, and Pro Forma Adjusted EBITDA. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies. See "Reconciliation of Non-GAAP Measures" below for a reconciliation of GAAP net income (loss) to EBITDA, Adjusted EBITDA, and Pro Forma Adjusted EBITDA. Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO) FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income or loss (computed

Q4 2017 Earnings Release and Supplemental Information - page 41 in accordance with GAAP) excluding net gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated partnerships and joint ventures. We believe that FFO is a meaningful supplemental measure of the operating performance of our business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, as well as gains or losses related to sales of previously depreciated homes, from GAAP net income or loss. The GAAP measure most directly comparable to FFO is net income or loss. FFO is not used as a measure of our liquidity and should not be considered an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our FFO may not be comparable to the FFO of other companies due to the fact that not all companies use the same definition of FFO. Accordingly, there can be no assurance that our basis for computing this non-GAAP measures is comparable with that of other companies. We believe that Core FFO and Adjusted FFO are also meaningful supplemental measures of our operating performance for the same reasons as FFO and are further helpful to investors as they provides a more consistent measurement of our performance across reporting periods by removing the impact of certain items that are not comparable from period to period. We define Core FFO as FFO adjusted for noncash interest expense related to amortization of deferred financing costs and discounts related to our financing arrangements, noncash interest expense for derivatives, share-based compensation expense, IPO related expenses, merger and transaction-related costs, severance expenses, casualty losses, net, and acquisition costs, as applicable. We define Adjusted FFO as Core FFO less recurring capital expenditures that are necessary to help preserve the value of and maintain functionality of our homes. The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. Core FFO and Adjusted FFO are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our Core FFO and Adjusted FFO may not be comparable to the Core FFO and Adjusted FFO of other companies due to the fact that not all companies use the same definition of Core FFO and Adjusted FFO. Accordingly, there can be no assurance that our basis for computing this non-GAAP measures is comparable with that of other companies. Please see Supplemental Schedule 1 for a reconciliation of GAAP net income (loss) to FFO, Core FFO, and Adjusted FFO. Legacy Starwood Waypoint Homes (Legacy SWH) Legacy Starwood Waypoint Homes refers to the homes owned by Starwood Waypoint Homes prior to its merger with Invitation Homes, and the metric definitions used by Starwood Waypoint Homes prior to its merger with Invitation Homes. Net Operating Income (NOI) NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. We define NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense. The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that our basis for computing this non-GAAP measure is comparable with that of other companies. We believe that Same Store NOI is also a meaningful supplemental measure of our operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of our performance across reporting periods by reflecting NOI for homes in our Same Store portfolios. For both the IH Same Store portfolio and the SWH Same Store portfolio, Same Store NOI is defined as rental revenues and other property income less property operating and maintenance expense, with those revenues and expenses defined in line with IH definitions for the IH Same Store portfolio and with Legacy SWH definitions for the Legacy SWH same store portfolio.

Q4 2017 Earnings Release and Supplemental Information - page 42 See "Reconciliation of Non-GAAP Measures" below for a reconciliation of GAAP net income (loss) to NOI for our total portfolio and NOI for our Same Store portfolios. Occupancy (Period Average) Period average occupancy for an identified population of homes represents (i) the number of days that the homes in such population were occupied, divided by (ii) the total number of owned days in the measurement period for the homes in that population. Occupancy (Period End) Period end occupancy for an identified population of homes represents (i) the number of occupied homes as of the last day of the measurement period divided by (ii) the number of homes in that population as of the last day of the measurement period. PSF PSF means per square foot. Recurring Capital Expenditures or Recurring CapEx Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental. Rental Rate Growth Rental rate growth for any home represents the difference between the monthly rent from an expiring lease and the monthly rent from the next lease. For these calculations, rents for the Total Portfolio and IH Same Store portfolio are reflected net of concessions, and rents for the Legacy SWH Same Store portfolio are presented gross of concessions, consistent with prior metric definitions. Leases are either renewal leases, where our current resident chooses to stay for a subsequent lease term, or a new lease, where our previous resident moves out and a new resident signs a lease to occupy the same home. Blended rental rate growth represents the blended average of net effective rental rate growth for both new and renewal leases. Same Store / Same Store Portfolio For Invitation Homes (IH), Same Store or Same Store portfolio includes, for a given reporting period, homes that have been stabilized (defined as homes that have (i) completed an upfront renovation and (ii) entered into at least one post-renovation Invitation Homes lease) for at least 90 days prior to the first day of the prior-year measurement period and excludes homes that have been sold and homes that have been designated for sale but have not yet entered into a written sale agreement during such reporting period. IH Same Store portfolios are established as of January 1st of each calendar year. Therefore, any home included in the IH Same Store portfolio will have satisfied the conditions described in clauses (i) and (ii) above prior to October 3rd of the year prior to the first year of the comparison period. We believe presenting information about the portion of our portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of our comparable homes across periods and about trends in our organic business. For Legacy Starwood Waypoint Homes, Same Store or Same Store portfolio includes, for a given reporting period, homes that have been stabilized for at least fifteen (15) months prior to the start of the current measurement period, excluding any homes that have been disposed of, removed from service or returned to the development period for significant renovation. Total Cost to Maintain Total cost to maintain a home represents the sum of average repairs & maintenance and turnover expense (gross or net of resident reimbursements, as indicated in tables presented) and average recurring capital expenditures. Total Homes / Total Portfolio Total homes or total portfolio refers to the total number of homes we own, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated.

invitation homes

Turnover Rate

Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population for Invitation Homes, and the number of homes that had completed initial renovation/rehabilitation and were leasable during the specific period for Legacy Starwood Waypoint Homes, consistent with prior metric definitions.

Reconciliation of Non-GAAP Measures:

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues — IH, Quarterly

(in thousands) (unaudited)

	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016
Total revenues (total portfolio)	$ 329,954	$ 243,536	$ 242,216	$ 238,750	$ 234,551
Non-Same Store revenues	(41,160)	(23,597)	(23,566)	(23,904)	(23,471)
Post-merger Legacy SWH Same Store revenues	(68,421)	—	—	—	—
Adjustments to align Legacy SWH revenues with IH metric definition	912	—	—	—	—
IH Same Store revenues	**221,285**	**219,939**	**218,650**	**214,846**	**211,080**
IH Same Store resident recoveries	(3,640)	(3,936)	(3,856)	(3,454)	(2,510)
IH Same Store Core revenues	**$ 217,645**	**$ 216,003**	**$ 214,794**	**$ 211,392**	**$ 208,570**

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues — IH, Full Year

(in thousands) (unaudited)

	FY 2017	FY 2016
Total revenues (total portfolio)	$1,054,456	$ 922,587
Non-Same Store revenues	(112,227)	(87,390)
Post-merger Legacy SWH Same Store revenues	(68,421)	—
Adjustments to align Legacy SWH revenues with IH metric definition	912	—
IH Same Store Revenue	**874,720**	**835,197**
IH Same Store resident recoveries	(14,886)	(9,899)
IH Same Store Core revenues	**$ 859,834**	**$ 825,298**

Q4 2017 Earnings Release and Supplemental Information - page 43 invitationhomes

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues — SWH, Quarterly

(in thousands) (unaudited)

	Q4 2017
Total revenues (total portfolio)	$ 329,954
Non-Same Store revenues	(41,160)
IH Same Store revenues	(221,285)
Pre-merger Legacy SWH Same Store revenues	68,654
Adjustments to align IH revenues with Legacy SWH metric definition	912
Legacy SWH Same Store revenues	**137,075**
Legacy SWH Same Store resident recoveries	(6,351)
Legacy SWH bad debt expense	(1,697)
Legacy SWH Same Store Core revenues	**$ 129,027**

	Q3 2017	Q2 2017	Q1 2017	Q4 2016
Legacy SWH total revenues (total portfolio)	$ 169,687	$ 154,374	$ 151,040	$ 147,484
Legacy SWH non-Same Store revenues	(34,726)	(20,639)	(19,830)	(18,906)
Legacy SWH Same Store revenues	**134,961**	**133,735**	**131,210**	**128,578**
Legacy SWH Same Store resident recoveries	(6,360)	(5,381)	(4,495)	(4,014)
Legacy SWH bad debt expense	(1,842)	(1,428)	(1,719)	(2,145)
Legacy SWH Same Store Core revenues	**$ 126,759**	**$ 126,926**	**$ 124,996**	**$ 122,419**

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues — SWH, Full Year

(in thousands) (unaudited)

	FY 2017
Total revenues (total portfolio)	$1,054,456
Non-Same Store revenues	(112,227)
IH Same Store revenues	(874,720)
Pre-merger Legacy SWH Same Store revenues	468,560
Adjustments to align IH revenues with Legacy SWH metric definition	912
Legacy SWH Same Store revenues	**536,981**
Legacy SWH Same Store resident recoveries	(22,587)
Legacy SWH bad debt expense	(6,686)
Legacy SWH Same Store Core revenues	**$ 507,708**

	FY 2016
Legacy SWH total revenues (total portfolio)	$ 575,682
Legacy SWH non-Same Store revenues	(69,132)
Legacy SWH Same Store revenues	**506,550**
Legacy SWH Same Store resident recoveries	(15,072)
Legacy SWH bad debt expense	(6,802)
Legacy SWH Same Store Core revenues	**$ 484,676**

Q4 2017 Earnings Release and Supplemental Information - page 44 invitation homes

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses — IH, Quarterly

(in thousands) (unaudited)

	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016
Property operating and maintenance expenses (total portfolio)	$ 117,220	$ 93,267	$ 92,840	$ 88,168	$ 89,833
Non-Same Store operating expenses	(15,213)	(8,871)	(9,325)	(9,454)	(10,263)
Post-merger Legacy SWH Same Store operating expenses	(25,918)	—	—	—	—
Adjustments to align Legacy SWH operating expenses with IH metric definition	1,411	—	—	—	—
IH Same Store operating expenses	**77,500**	**84,396**	**83,515**	**78,714**	**79,570**
IH Same Store resident recoveries	(3,640)	(3,936)	(3,856)	(3,454)	(2,510)
IH Same Store Core operating expenses	**$ 73,860**	**$ 80,460**	**$ 79,659**	**$ 75,260**	**$ 77,060**

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses — IH, Full Year

(in thousands) (unaudited)

	FY 2017	FY 2016
Property operating and maintenance expenses (total portfolio)	$ 391,495	$ 360,327
Non-Same Store operating expenses	(42,863)	(37,655)
Post-merger Legacy SWH Same Store operating expenses	(25,918)	—
Adjustments to align Legacy SWH operating expenses with IH metric definition	1,411	—
IH Same Store operating expenses	**324,125**	**322,672**
IH Same Store resident recoveries	(14,886)	(9,899)
IH Same Store Core operating expenses	**$ 309,239**	**$ 312,773**

Q4 2017 Earnings Release and Supplemental Information - page 45 invitation homes

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses — SWH, Quarterly

(in thousands) (unaudited)

	Q4 2017
Property operating and maintenance expenses (total portfolio)	$ 117,220
Non-Same Store operating expenses	(15,213)
IH Same Store operating expenses	(77,500)
Pre-merger Legacy SWH Same Store operating expenses	25,394
Adjustments to align IH operating expenses with Legacy SWH metric definition	1,411
Legacy SWH Same Store operating expenses	**51,312**
Legacy SWH Same Store resident recoveries	(6,351)
Legacy SWH bad debt expense	(1,697)
Legacy SWH Same Store Core operating expenses	**$ 43,264**

	Q3 2017	Q2 2017	Q1 2017	Q4 2016
Legacy SWH property operating and maintenance expenses (total portfolio)	$ 68,084	$ 60,371	$ 56,895	$ 55,594
Legacy SWH non-Same Store operating expenses	(14,551)	(8,920)	(8,596)	(8,892)
Legacy SWH Same Store operating expenses	**53,533**	**51,451**	**48,299**	**46,702**
Legacy SWH Same Store resident recoveries	(6,360)	(5,381)	(4,495)	(4,014)
Legacy SWH bad debt expense	(1,842)	(1,428)	(1,719)	(2,145)
Legacy SWH Same Store Core operating expenses	**$ 45,331**	**$ 44,642**	**$ 42,085**	**$ 40,543**

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses — SWH, Full Year

(in thousands) (unaudited)

	FY 2017
Property operating and maintenance expenses (total portfolio)	$ 391,495
Non-Same Store operating expenses	(42,863)
IH Same Store operating expenses	(324,125)
Pre-merger Legacy SWH Same Store operating expenses	178,677
Adjustments to align IH operating expenses with Legacy SWH metric definition	1,411
Legacy SWH Same Store operating expenses	**204,595**
Legacy SWH Same Store resident recoveries	(22,587)
Legacy SWH bad debt expense	(6,686)
Legacy SWH Same Store Core operating expenses	**$ 175,322**

	FY 2016
Legacy SWH property operating and maintenance expenses (total portfolio)	$ 228,299
Legacy SWH non-Same Store operating expenses	(34,151)
Legacy SWH Same Store operating expenses	**194,148**
Legacy SWH Same Store resident recoveries	(15,072)
Legacy SWH bad debt expense	(6,802)
Legacy SWH Same Store Core operating expenses	**$ 172,274**

Q4 2017 Earnings Release and Supplemental Information - page 46 invitation homes

Reconciliation of Net Income (Loss) to NOI, Same Store NOI, and Same Store Core NOI Margin — IH, Quarterly

(in thousands) (unaudited)

	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016
Net income (loss) available to common shareholders	$ (46,236)	$ (22,745)	$ 5,420	$ (42,391)	$ (26,649)
Net loss available to participating securities	271	235	109	—	—
Non-controlling interests	(489)	—	—	—	—
Interest expense	74,244	56,796	57,358	68,572	76,883
Depreciation and amortization	107,020	67,466	67,515	67,577	69,420
General and administrative	63,585	27,462	18,426	58,266	19,523
Property management expense	11,908	10,852	9,135	11,449	7,855
Impairment and other	7,611	14,572	706	1,204	2,565
Acquisition costs	—	—	—	—	8
Gain on sale of property, net of tax	(5,657)	(3,756)	(10,162)	(14,321)	(5,412)
Other, net	477	(613)	869	226	525
NOI (total portfolio)	**212,734**	**150,269**	**149,376**	**150,582**	**144,718**
Non-Same Store NOI	(25,947)	(14,726)	(14,241)	(14,450)	(13,208)
Post-merger Legacy SWH Same Store NOI	(42,503)	—	—	—	—
Adjustments to align Legacy SWH NOI with IH metric definition	(499)	—	—	—	—
IH Same Store NOI	**$ 143,785**	**$ 135,543**	**$ 135,135**	**$ 136,132**	**$ 131,510**
IH Same Store Core revenues	$ 217,645	$ 216,003	$ 214,794	$ 211,392	$ 208,570
IH Same Store Core NOI margin	**66.1%**	**62.8%**	**62.9%**	**64.4%**	**63.1%**

Q4 2017 Earnings Release and Supplemental Information - page 47

Q4 2017 Earnings Release and Supplemental Information - page 48 Reconciliation of Net Loss to NOI, Same Store NOI, and Same Store Core NOI Margin — IH, Full Year (in thousands) (unaudited) FY 2017 FY 2016 Net loss available to common shareholders $ (105,952) $ (78,239) Net loss available to participating securities 615 — Non-controlling interests (489) — Interest expense 256,970 286,048 Depreciation and amortization 309,578 267,681 General and administrative 167,739 69,102 Property management expense 43,344 30,493 Impairment and other 24,093 4,207 Acquisition costs — 50 Gain on sale of property, net of tax (33,896) (18,590) Other, net 959 1,508 NOI (total portfolio) 662,961 562,260 Non-Same Store NOI (69,364) (49,735) Post-merger Legacy SWH Same Store NOI (42,503) — Adjustments to align Legacy SWH NOI with IH metric definition (499) — IH Same Store NOI $ 550,595 $ 512,525 IH Same Store Core revenues $ 859,834 $ 825,298 IH Same Store Core NOI margin 64.0% 62.1%

invitation homes

Reconciliation of Net Loss to NOI, Same Store NOI, and Same Store Core NOI Margin — SWH, Quarterly

(in thousands) (unaudited)

	Q4 2017
NOI (total portfolio)	$ 212,734
Non-Same Store NOI	(25,947)
IH Same Store NOI	(143,785)
Pre-merger Legacy SWH Same Store NOI	43,260
Adjustments to align IH NOI with Legacy SWH metric definition	(499)
Legacy SWH Same Store NOI	**85,763**
Legacy SWH Same Store Core revenues	$ 129,027
Legacy SWH Same Store Core NOI margin	**66.5%**

	Q3 2017	Q2 2017	Q1 2017	Q4 2016
Legacy SWH net loss attributable to common shareholders	$ (23,159)	$ (1,055)	$ (11,342)	$ (10,493)
Legacy SWH loss from discontinued operations	1,984	175	46	10,419
Legacy SWH general and administrative	10,932	10,945	10,840	11,932
Legacy SWH share-based compensation	2,387	1,636	1,561	931
Legacy SWH interest expense	38,877	37,141	38,999	37,430
Legacy SWH depreciation and amortization	53,994	48,114	46,185	42,945
Legacy SWH transaction-related expenses	7,791	65	—	(562)
Legacy SWH impairment of real estate	13,077	214	443	220
Legacy SWH realized gain on sales of investments in real estate, net of tax	(3,735)	(7,809)	(678)	(1,309)
Legacy SWH equity in income from unconsolidated JVs	(214)	(190)	(180)	(199)
Legacy SWH other expense, net	372	4,649	8,792	1,016
Legacy SWH income tax expense	359	179	157	249
Legacy SWH net income attributable to non-controlling interests	(1,062)	(61)	(678)	(689)
Legacy SWH NOI (total portfolio)	**101,603**	**94,003**	**94,145**	**91,890**
Legacy SWH non-Same Store NOI	(20,175)	(11,719)	(11,234)	(10,014)
Legacy SWH Same Store NOI	**$ 81,428**	**$ 82,284**	**$ 82,911**	**$ 81,876**
Legacy SWH Same Store Core revenues	$ 126,759	$ 126,926	$ 124,996	$ 122,419
Legacy SWH Same Store Core NOI margin	**64.2%**	**64.8%**	**66.3%**	**66.9%**

Q4 2017 Earnings Release and Supplemental Information - page 49

Q4 2017 Earnings Release and Supplemental Information - page 50 Reconciliation of Net Loss to NOI, Same Store NOI, and Same Store Core NOI Margin — SWH, Full Year (in thousands) (unaudited) FY 2017 NOI (total portfolio) $ 662,961 Non-Same Store NOI (69,364) IH Same Store NOI (550,595) Pre-merger Legacy SWH Same Store NOI 289,883 Adjustments to align IH NOI with Legacy SWH metric definition (499) Legacy SWH Same Store NOI 332,386 Legacy SWH Same Store Core revenues $ 507,708 Legacy SWH Same Store Core NOI margin 65.5% FY 2016 Legacy SWH net loss attributable to common shareholders $ (81,267) Legacy SWH loss from discontinued operations 17,787 Legacy SWH general and administrative 54,332 Legacy SWH share-based compensation 2,853 Legacy SWH interest expense 152,167 Legacy SWH depreciation and amortization 178,763 Legacy SWH transaction-related expenses 29,496 Legacy SWH impairment of real estate 750 Legacy SWH realized gain on sales of investments in real estate, net of tax (4,673) Legacy SWH equity in income from unconsolidated JVs (738) Legacy SWH other expense, net 2,395 Legacy SWH income tax expense 736 Legacy SWH net income attributable to non-controlling interests (5,218) Legacy SWH NOI (total portfolio) 347,383 Legacy SWH non-Same Store NOI (34,981) Legacy SWH Same Store NOI $ 312,402 Legacy SWH Same Store Core revenues $ 484,676 Legacy SWH Same Store Core NOI margin 64.5%

Q4 2017 Earnings Release and Supplemental Information - page 51 Reconciliation of Loss to EBITDA, Adjusted EBITDA, and Pro Forma Adjusted EBITDA (in thousands) (unaudited) Q4 2017 Q4 2016 % Change Net loss available to common shareholders $ (46,236) $ (26,649) Net income available to participating securities 271 — Non-controlling interests (489) — Interest expense 74,244 76,883 Depreciation and amortization 107,020 69,420 EBITDA 134,810 119,654 Share-based compensation expense 16,739 (2,813) IPO related expenses — 8,898 Merger and transaction-related expenses 24,858 — Severance 12,048 — Impairment and other 7,611 2,565 Acquisition costs — 8 Gain on sale of property, net of tax (5,657) (5,412) Other, net 477 525 Adjusted EBITDA $ 190,886 $ 123,425 54.7% Pre-Merger Legacy SWH Adj. EBITDA (1) 47,873 Pro Forma Adjusted EBITDA $ 238,759 (1) Estimated by assuming that Adjusted EBITDA for Legacy SWH in the forty five days pre-merger was the same as Adjusted EBITDA for Legacy SWH in the 45 days post-merger.

Q4 2017 Earnings Release and Supplemental Information - page 52 Reconciliation of Net Debt / Annualized Pro Forma Adjusted EBITDA (in thousands, except for ratio) (unaudited) As of December 31, 2017 Mortgage loans, net $ 7,580,153 Term loan facility, net 1,487,973 Revolving facility 35,000 Convertible senior notes, net 548,536 Total Debt per Balance Sheet 9,651,662 Retained and repurchased certificates (381,890) Cash, ex-security deposits (1) (269,464) Deferred financing costs 40,102 Unamortized discount on note payable 29,809 Net Debt (A) $ 9,070,219 For the Three Months Ended December 31, 2017 Pro Forma Adjusted EBITDA (B) $ 238,759 Annualized Pro Forma Adjusted EBITDA (C = B x 4) $ 955,036 Net debt / annualized Adjusted EBITDA (A / C) 9.5x (1) Represents cash and cash equivalents and the non-security deposit portion of restricted cash. Reconciliation of Fixed Charge Coverage Ratio (in thousands, except for ratio) (unaudited) For the Three Months Ended December 31, 2017 Interest expense $ 74,244 Noncash interest expense (5,762) Fixed charges (A) $ 68,482 Adjusted EBITDA (B) $ 190,886 Fixed charge coverage ratio (B / A) 2.8x

Q4 2017 Earnings Release and Supplemental Information - page 53 Components of Noncash Interest Expense (in thousands) (unaudited) Q4 2017 Q4 2016 FY 2017 FY 2016 Write-offs associated with debt extinguishment and retired credit facilities $ — $ — $ 6,044 $ — Amortization of loan and convertible note discounts 1,188 742 1,389 4,900 Amortization of deferred financing costs 2,721 8,497 16,227 45,819 Change in fair value of interest rate derivatives 133 8,682 4,126 8,683 Merger-related SWAP amortization 1,720 — 1,720 — Total non-cash interest expense $ 5,762 $ 17,921 $ 29,506 $ 59,402